UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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VISHAY INTERTECHNOLOGY, INC.
(Name of Registrant as Specified in Its Charter)
_____________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VISHAY INTERTECHNOLOGY, INC.
63 LANCASTER AVENUE
MALVERN, PENNSYLVANIA 19355

April 4, 2022

Dear Stockholder:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Vishay Intertechnology, Inc., to be held at 9:00 a.m., U.S. eastern time, on Tuesday, May 24, 2022.

Vishay has adopted a virtual annual meeting in 2022 due to health, transportation, and other logistical issues arising from the COVID-19 pandemic. The annual meeting will be accessible to stockholders via the Internet at www.virtualshareholdingmeeting.com/VSH2022. To participate, stockholders will need the control number included on the attached Notice of Annual Meeting of Stockholders, on your proxy card or on your voting instruction form. Those without a control number may attend as guests of the meeting, but they will not have the option to vote their shares during the meeting or ask questions during the virtual event.

During the annual meeting, we will discuss each item of business described in the attached Notice of Annual Meeting of Stockholders and proxy statement.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Vishay.  We hope you will be able to attend the virtual annual meeting.  Whether or not you expect to attend the virtual annual meeting, and regardless of the number of shares you own, it is important that your shares are represented and voted at the annual meeting.  Therefore, you are encouraged to sign, date, and return the enclosed proxy card in the return envelope provided, or follow the instructions to vote online, so that your shares will be represented and voted at the annual meeting.

Sincerely,
Marc Zandman
Executive Chair of the Board of Directors

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held May 24, 2022.

The following materials, also included with this Notice, are available for viewing on the Internet:
Proxy Statement for the 2022 Annual Meeting of Stockholders
2021 Annual Report to Stockholders
To view these materials, visit ir.vishay.com.

VISHAY INTERTECHNOLOGY, INC.

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, MAY 24, 2022
Virtual Shareholder Meeting
www.virtualshareholdermeeting.com/VSH2022

ITEMS OF BUSINESS:

1. the election of four directors to hold office until 2025;
2. the ratification of our independent registered public accounting firm;
3. the advisory vote on executive compensation;
4. such other business as may be brought properly before the meeting.

ADJOURNMENTS AND POSTPONEMENTS:

Any action on the items of business described above may be considered at the virtual Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

RECORD DATE:

The stockholders of record at the close of business on March 28, 2022 will be entitled to vote at the virtual Annual Meeting or at any adjournment thereof.

VOTING:

Whether or not you expect to participate in the online meeting, please complete, date, and sign the enclosed proxy card and return it without delay in the enclosed envelope which requires no additional postage if mailed in the United States. If you are enrolled in our electronic proxy materials delivery service and received these proxy materials via the Internet, you will need to follow the procedures for online voting to vote your shares.

By Order of the Board of Directors,

Peter Henrici
Corporate Secretary

Malvern, Pennsylvania
April 4, 2022

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2022 Proxy Statement | Summary	Table of Contents

Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Meeting Information

Date and Time	Meeting Location	Record Date	Voting
Tuesday, May 24, 2022 at 9:00 a.m. U.S. eastern time	Virtual Shareholder Meeting www.virtualshareholdermeeting.com/VSH2022	March 28, 2022	Each share of common stock will be entitled to one vote and each share of Class B common stock will be entitled to 10 votes with respect to each matter to be voted on at the annual meeting.

Voting Matters
PROPOSAL		BOARD RECOMMENDATION	PAGE REFERENCE
①	The election of four directors to hold office until 2025	FOR ALL	17
②	The ratification of our independent registered public accounting firm	FOR	20
③	The advisory vote on executive compensation	FOR	62

Director Nominees
NAME	AGE	DIRECTOR SINCE	TERM EXPIRING	OCCUPATION	QUALIFICATIONS	INDEPENDENT	COMMITTEE OF THE BOARD
							E	A	NCG	CC
Dr. Gerald Paul	73	1993	2025*	President and CEO, Vishay Intertechnology, Inc.	Leadership, Electronics Industry, Company, Global		M
Timothy Talbert	75	2013	2025	Retired Sr. VP Credit and Originations, Lease Corporation of America ("LCA"); Retired President, LCA Bank Corporation	Leadership, Finance, Compliance	✓				C
Dr. Renee B. Booth	63	2022	2025	President, Leadership Solutions, Inc.	Leadership, Complementary Industry, Global, HR	✓				M
Dr. Michiko Kurahashi	62	2022	2025	Former Chief Marketing Officer, AXIS Capital; Adjunct Professor, Baruch College	Leadership, Complementary Industry, Global, Marketing	✓

E	Executive Committee
A	Audit Committee
NCG	Nominating and Corporate Governance Committee
CC	Compensation Committee
C	Committee Chair
M	Committee Member
*	On February 22, 2022, Dr. Paul announced his decision to retire as President and CEO effective December 31, 2022. If elected at the annual meeting, Dr. Paul will resign from the Board of Directors effective December 31, 2022. The Board intends to appoint Joel Smejkal, who will succeed Dr. Paul as President and CEO, to the Board, effective January 1, 2023.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Summary	Table of Contents

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has determined to reappoint the public accounting firm of Ernst & Young LLP as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2022, as well as to audit the effectiveness of our internal control over financial reporting.  Although stockholder approval for the appointment of Ernst & Young LLP is not required, we are continuing our practice of submitting the selection of the independent registered public accounting firm to stockholders for their ratification.

Executive Compensation Advisory Vote

As part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Congress adopted Section 14A of the Securities Exchange Act of 1934, pursuant to which the Board is giving our stockholders an opportunity to approve on an advisory, or non-binding, basis, the compensation of our Named Executive Officers, as disclosed in this proxy statement.

The Compensation Committee of the Board of Directors is responsible for establishing and approving the compensation of the Chief Executive Officer, and the other Named Executive Officers, and administering Vishay's incentive compensation and equity-based plans.

As discussed in greater detail in "Executive Compensation – Compensation Discussion and Analysis," Vishay's compensation programs are designed to support our business goals and promote the short- and long-term profitable growth of the Company. The compensation program is structured to help to recruit, retain, and motivate key employees who can function effectively both in periods of recession and economic upturn.

The compensation arrangements are designed to provide an incentive for positive performance while avoiding the encouragement of inappropriate risk-taking.

The compensation arrangements vary among our Named Executive Officers, but generally include:

A market-competitive base salary	Cash incentive compensation a portion of which is based on Company-wide achievements and another portion of which is based on personal achievements, with a cap to discourage inappropriate risk-taking	Equity-based compensation a portion of which vests only upon the achievement of three-year performance metrics and the balance of which vests on January 1 of the third year following the grant date

Deferred cash compensation and retirement benefits generally payable at retirement / termination of employment	Deferred equity compensation in the form of phantom stock units payable at retirement / termination of employment for certain of our Named Executive Officers	Perquisites and other personal benefits

This proxy statement includes a comprehensive "Summary Compensation Table" that calculates compensation earned by our Named Executive Officers in accordance with SEC rules. Some of the compensation reported in the Summary Compensation Table, including certain equity-based compensation, deferred cash compensation, retirement benefits, and phantom stock units, has not yet been realized by the executives, and in the case of equity-compensation measured on the grant date, might never be fully realized.

The Board of Directors believes that our executive compensation program is appropriately designed to support the Company's long-term success by achieving the following objectives: attracting and retaining talented senior executives, tying executive pay to Company and individual performance, supporting our annual and long-term business strategies, and aligning executives' interests with those of the stockholders. Accordingly, the Board of Directors recommends that you vote FOR approval of the compensation of our Named Executive Officers (see Proposal Three).

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Summary	Table of Contents

Corporate Governance Best Practices

Vishay understands that corporate governance practices change and are constantly evolving. We currently employ the following corporate governance best practices:

Board Governance
•	Separate Executive Chair of the Board and Chief Executive Officer;
•	All directors are required to attend at least 75% of all meetings on an annual basis;
•	Significant stock ownership guidelines for directors, equal to five times the value of their annual cash retainer (subject to a five year phase-in);
•	Annual self-evaluations of Board as a whole;
•	No restrictions on directors' access to management or employees; and
•	Board oversees the Company's strategic priorities and risk management.

Committee Governance
•	Audit Committee composed entirely of independent directors;
•	Compensation Committee composed entirely of independent directors; and
•	Nominating and Corporate Governance Committee composed entirely of independent directors.

Responsible Compensation and Planning
•	Cap on bonuses;
•	Nominating and Corporate Governance Committee has primary responsibility for Chief Executive Officer and key executive succession planning;
•	Succession and executive development are discussed with the Chief Executive Officer, as well as without the Chief Executive Officer present in executive sessions;
•	Stock ownership guidelines for Executive Vice President-level employees, equal to the value of their annual salary;
•	Formal policy prohibiting directors and officers from hedging or pledging of Company Stock; and
•	Formal clawback policy for incentive-based cash and equity awards in the event of an accounting restatement.

Independent Experience
•	Highly-experienced directors in a wide range of industries;
•	All directors possess a significant level of knowledge regarding Vishay and our industry;
•
All of our current directors received a majority of the votes cast by holders of common stock who are unaffiliated with the current Class B stockholders when they last stood for election at an annual meeting of stockholders, other than Drs. Booth and Kurahashi, who were appointed to the Board effective January 1, 2022, and therefore have not previously stood for election;

•	Independent directors meet in regularly scheduled executive sessions and, when required, in special executive sessions;
•	Only four directors serving on the boards of other public companies; and
•	No director serving on more than one other public company board.

Audit Integrity
•	Auditor is independent;
•	Non-audit fees are reasonable relative to audit and audit-related fees; and
•	Lead audit partner must be rotated after five years, which provides the Company the benefit of new thinking and approaches.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Directors	Table of Contents

DIRECTORS

The following table summarizes the current directors as of March 28, 2022:

							COMMITTEE OF THE BOARD
NAME	AGE	DIRECTOR SINCE	CLASS / TERM EXPIRING	OCCUPATION	QUALIFICATIONS	INDEPENDENT	E	A	NCG	CC
Dr. Gerald Paul(1)	73	1993	I / 2025(3)	President and CEO, Vishay Intertechnology, Inc.	Leadership, Electronics Industry, Company, Global		M
Dr. Renee B. Booth(1)	63	2022	I / 2025	President, Leadership Solutions, Inc.	Leadership, Complementary Industry, Global, HR	✓				M
Dr. Michiko Kurahashi(1)	62	2022	I / 2025	Former Chief Marketing Officer, AXIS Capital; Adjunct Professor, Baruch College	Leadership, Complementary Industry, Global, Marketing	✓
Timothy V. Talbert(1)	75	2013	I / 2025	Retired Sr. VP Credit and Originations, Lease Corporation of America ("LCA"); Retired President, LCA Bank Corporation	Leadership, Finance, Compliance	✓				C
Thomas C. Wertheimer(2)	81	2004	I / 2022(2)	Accounting Consultant, previously partner of PriceWaterhouseCoopers LLP	Leadership, Finance, Compliance	✓		C(FE)		M
Michael J. Cody	72	2018	II / 2023	Retired VP - Corporate Development, Raytheon Company	Leadership, Complementary Industry, Finance, M&A	✓		M	M
Dr. Abraham Ludomirski	70	2003	II / 2023	Founder and Managing Director of Vitalife Fund	Leadership, Complementary Industry, Finance, Global	✓			C	M
Raanan Zilberman	61	2017	II / 2023	Former President and CEO, Caesarstone, Ltd.	Leadership, Electronics Industry, Company, Global, M&A	✓			M
Marc Zandman	60	2001	III / 2024	Executive Chair of the Board, Chief Business Development Officer, Vishay Intertechnology, Inc.	Leadership, Electronics Industry, Company, Global		C
Ruta Zandman	84	2001	III / 2024	Private Stockholder	Leadership, Electronics Industry, Company, Global
Ziv Shoshani	55	2001	III / 2024	President and CEO, Vishay Precision Group, Inc.	Leadership, Electronics Industry, Company, Global
Jeffrey H. Vanneste(4)	62	2019	III / 2024	Retired SVP and CFO, Lear Corporation	Leadership, Complementary Industry, Finance	✓		M(FE)

(1)	Nominees for election at 2022 annual meeting
(2)	Mr. Wertheimer is not seeking re-election
(3)
On February 22, 2022, Dr. Paul announced his decision to retire as President and CEO effective December 31, 2022. If elected at the annual meeting, Dr. Paul will resign from the Board of Directors effective December 31, 2022. The Board intends to appoint Joel Smejkal, who will succeed Dr. Paul as President and CEO, to the Board, effective January 1, 2023.

(4)	The Board appointed Mr. Vanneste to become Chair of the Audit Committee effective immediately prior to the commencement of the 2022 Annual Meeting.
E:	Executive Committee
A:	Audit Committee
NCG:	Nominating and Corporate Governance Committee
CC:	Compensation Committee
C:	Committee Chair
M:	Committee Member
(FE):	Financial Expert

While holders of our common stock and Class B common stock vote together as a single class on most matters, including the election of directors, all of our current directors received a majority of the votes cast by holders of common stock who are unaffiliated with the current Class B stockholders when they last stood for election at an annual meeting of stockholders, other than Drs. Booth and Kurahashi, who were appointed to the Board effective January 1, 2022.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Directors	Table of Contents

Class I Directors – Nominees for Terms Expiring 2025

Dr. Gerald Paul was appointed Chief Executive Officer effective January 1, 2005. Dr. Paul has served as a Director of the Company since 1993, and has been President of the Company since March 1998. Dr. Paul also was Chief Operating Officer from 1996 to 2006. Dr. Paul previously was an Executive Vice President of the Company from 1996 to 1998, and President of Vishay Electronic Components, Europe from 1994 to 1996. Dr. Paul has been Managing Director of Vishay Electronic GmbH, a subsidiary of the Company, since 1991. Dr. Paul has been employed by Vishay and a predecessor company since 1978. Dr. Paul possesses extensive experience with the Company, has senior responsibilities for our overall business, and has been instrumental in promoting our strategic advances. His in-depth knowledge of our operations includes the integration of acquired companies and a proven understanding of the challenges facing the Company in all aspects of the business cycle. On February 22, 2022, Dr. Paul announced his decision to retire as President and CEO effective December 31, 2022. The Board intends to appoint his successor as President and CEO to the Board, effective January 1, 2023.

Dr. Renee B. Booth has served since 1999 as President of Leadership Solutions, Inc., a boutique human resources consulting firm specializing in leadership assessment, selection, development and motivation. Prior to founding Leadership Solutions, Inc., Dr. Booth was the Eastern Regional Practice Leader for the Human Capital Group of Watson Wyatt Worldwide. Dr. Booth also served as Senior Vice President, Corporate Human Resources of financial services company ADVANTA Corporation, and spent more than a decade in senior positions with Hay Management Consultants. Dr. Booth is a Board of Trustee member at the Franklin Institute in Philadelphia where she serves on the Executive Committee and as Chair of the Education Committee and past Chair of the Compensation Committee. She previously served as a Board member of Kenexa, a human capital solutions provider, which was acquired by IBM and where she was Chair of the Compensation Committee. Dr. Booth received a B.A. in psychology from the University of Maryland and a M.S. and Ph.D. in industrial/organizational psychology from the Pennsylvania State University. Dr. Booth brings to the Board extensive organizational experience with leadership assessment and development. Additionally, Dr. Booth’s current and prior positions as a director provide important expertise with human capital matters.

Dr. Michiko Kurahashi has served since 2020 as an adjunct professor at Baruch College educating executives, graduate students, and undergraduates in the current trends in marketing, communications, public relations, and digital marketing technology applicable to a wide range of businesses and industries. From 2016 to 2020, Dr. Kurahashi was Chief Marketing Officer at AXIS Capital (NYSE: AXS), a global commercial insurer and reinsurer. In that role, Dr. Kurahashi launched the firm’s new “One AXIS” brand, implemented AI-driven marketing initiatives and streamlined marketing processes. Prior to that, Dr. Kurahashi was Head of Marketing at CIT Bank, an online bank, and held senior marketing and communication positions at global financial institutions including UBS AG and HSBC Private Bank. Throughout her career, Dr. Kurahashi has won numerous industry awards for her work. Dr. Kurahashi received a B.A. in sociology from the University of Michigan – Ann Arbor; a M.A. in social stratification theory and a Ph.D. in quantitative research, labor markets from Cornell University. Dr. Kurahashi’s deep knowledge of corporate brand strategy and digital marketing expertise provides the Board with a key strategic and operational perspective in a continuously changing marketplace.

Timothy V. Talbert retired in 2018 from his positions as Senior Vice President of Credit and Originations for Lease Corporation of America ("LCA"), a national equipment lessor (since July 2000) and President of the LCA Bank Corporation, a bank that augments LCA's funding capacity (since its founding in January 2006). Previously, Mr. Talbert was Senior Vice President and Director of Asset Based Lending and Equipment Leasing of Huntington National Bank from 1997 to 2000; and prior to that, served in a variety of positions with Comerica Bank for more than 25 years. Mr. Talbert previously served on the board of directors and was a member of the audit committee of Siliconix incorporated, a NASDAQ-listed manufacturer of power semiconductors of which the Company owned an 80.4% interest, from 2001 until the Company acquired the noncontrolling interests in 2005. Mr. Talbert has also served on the board of Vishay Precision Group since it was spun off from the Company in 2010. Mr. Talbert's previous and current service as a director of publicly traded companies allows him to bring an important perspective to the Board. Additionally, Mr. Talbert's service as the president of a federally regulated institution gives him relevant understanding of compliance with complex regulations and current accounting rules which add invaluable expertise to our Board.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Directors	Table of Contents

Class II Directors – Terms Expiring 2023

Michael J. Cody was, from 2009 until his retirement in 2017, Vice President of Corporate Development at Raytheon Company, a technology company specializing in defense, civil government and cybersecurity solutions. At Raytheon, Mr. Cody was responsible for overseeing all merger and acquisition activity, where he executed 18 transactions aggregating in excess of $4.3 billion in transaction value. From 2007-2009, Mr. Cody was a founding partner of Meadowood Capital LLC, a private equity firm focused on technology companies. From 1997 to 2007, Mr. Cody was Vice President of Corporate Development at EMC Corporation, a developer and provider of information infrastructure technology. Mr. Cody has previously served on the boards of Safeguard Scientific, Inc., a NYSE listed private equity and venture capital firm; and MTI Ltd., a private company in the UK specializing in cloud, security, and infrastructure. Mr. Cody brings to the Board extensive knowledge and experience with mergers and acquisitions as well as experience with technology and defense businesses. Additionally, Mr. Cody's experience as a director of publicly traded and private companies allows him to bring an important perspective to the Board.

Dr. Abraham Ludomirski is the founder and, for more than the past five years, managing director of Vitalife Fund, a venture capital company specializing in high-tech electronic medical devices.  He serves on the board of directors of POCARED Diagnostics, Ltd., Newpace Ltd., Sensible Medical Innovations Ltd., and Trig Medical, as well as serving as the Chairman of the Board of ENDOSPAN Ltd. and Endoran.  He also serves as CEO of Illumigyn.  He previously served on the board of Recro Pharma, Inc. and DIR Technologies.  Dr. Ludomirski earned his M.D. at the Sackler Tel-Aviv University Medical School, specializing in OBGYN and completed his fellowship at the University of Pennsylvania in maternal fetal medicine.  In addition to his general familiarity with corporate affairs and governance, Dr. Ludomirski's work in the high-tech venture capital and medical fields gives him a valuable perspective on investment in innovative technologies.

Raanan Zilberman was Chief Executive Officer of Caesarstone Ltd., a NASDAQ-listed multinational manufacturer of high quality engineered quartz surfaces with operations in the U.S., Canada, Australia, the U.K., and Israel, from February 2017 to March 2018. Prior to that, from 2008 to 2016, Mr. Zilberman served as Chief Executive Officer of Eden Springs, a Swiss-based leading provider of water and coffee services to European workplaces with production facilities and subsidiaries in 18 European countries that was formed by a series of acquisitions that Mr. Zilberman led. From 2005 to 2007, Mr. Zilberman was Chief Executive Officer of Danone Springs, a joint venture between Danone, a multinational food manufacturer, and Eden Springs, with a European-wide water production and distribution footprint.  From 2000 to 2002, Mr. Zilberman served as Chief Executive Officer of Tedea Huntleigh, a company listed on the Tel Aviv Stock Exchange engaged in the production and marketing of electromechanical sensors.  Tedea Huntleigh was acquired by Vishay in 2002, and from 2002 to 2004, Mr. Zilberman was President of Vishay's transducers business, which was formed from a series of five acquisitions. From 1997 to 1999, Mr. Zilberman served as Chief Operating Officer of Tadiran Appliances, a manufacturer of air conditioners and refrigerators and a subsidiary of Carrier Global. Mr. Zilberman's previous service as a Chief Executive Officer of publicly traded multinational companies, including his experience in M&A, allows him to bring an important perspective to the Board. Additionally, his past experience with Vishay provides him with valuable insight of our business and operations.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Directors	Table of Contents

Class III Directors – Terms Expiring 2024

Marc Zandman is Executive Chair of the Board of Directors, the Chief Business Development Officer, and President of Vishay Israel Ltd. Mr. Zandman has been President of Vishay Israel Ltd. since 1998 and a Director of Vishay since 2001.  Mr. Zandman was Vice Chair of the Board from 2003 to June 2011, Chief Administration Officer from 2007 to June 2011, and Group Vice President of Vishay Measurements Group from 2002 to 2004.  Mr. Zandman has served in various other capacities with Vishay since 1984. Mr. Zandman has served as the non-executive Chairman of the Board of Directors of Vishay Precision Group since the spin-off from Vishay on July 6, 2010. He is the son of the late Dr. Felix Zandman, founder and Vishay's former Executive Chairman.  As Executive Chair and Chief Business Development Officer, Mr. Zandman has a breadth of knowledge concerning the Company's businesses, as well as close familiarity with the Company's Israel operations where the Company conducts significant research and development and manufacturing activities.

Ruta Zandman is a private stockholder and the wife of the late Dr. Felix Zandman, Vishay's founder and former Executive Chairman. Mrs. Zandman has sole or shared voting power over approximately 42.8% of the Company's total voting power, for which it is deemed appropriate that she serve as a member of the Company's Board. Mrs. Zandman was employed by Vishay as a public relations associate from 1993 to May 2011, and usually accompanied Dr. Zandman as a representative of Vishay; she provides the Board with valuable insight into the Company and its history, as well as her understanding of Dr. Zandman's vision and the evolution of our operations.

Ziv Shoshani is Chief Executive Officer and President, and a member of the board of directors of Vishay Precision Group, Inc., an independent, publicly-traded company spun off from Vishay on July 6, 2010. Mr. Shoshani was Chief Operating Officer of Vishay from January 1, 2007 to November 1, 2009, and had been Executive Vice President of Vishay from 2000 until the date of the spin-off, with various areas of responsibility, including Executive Vice President of the Capacitors and the Resistors businesses, as well as heading the Measurements Group and Foil Divisions. Mr. Shoshani was employed by Vishay Intertechnology, Inc. from 1995 to 2010, and has been a member of the Vishay Intertechnology, Inc. Board of Directors since 2001. Mr. Shoshani's long-standing dedication to our Company, exemplified by his extensive management experience with Vishay Intertechnology prior to the VPG spin-off, as well as his experience as the CEO of a publicly-traded company, provide him with valuable insight into our business and operations, and makes him a valuable advisor to the Board. Mr. Shoshani is a nephew of Ruta Zandman.

Jeffrey H. Vanneste served, from 2012 until his retirement in 2019, as Senior Vice President and Chief Financial Officer of Lear Corporation, a global automotive technology leader in seating and electrical and electronic systems. Prior to joining Lear, Mr. Vanneste served as Executive Vice President and Chief Financial Officer for International Automotive Components Group ("IAC") from 2011 to 2012 and as Chief Financial Officer for IAC North America from 2007 to 2012. Prior to joining IAC, Mr. Vanneste worked with Lear Corporation in finance positions of increasing responsibility over more than 15 years.  Mr. Vanneste also serves on the board of TI Fluid Systems, PLC, a leading global manufacturer of fluid storage, carrying and delivery systems listed on the London Stock Exchange, where he is Chair of the Audit and Risk Committee. Our Board appointed Mr. Vanneste to become Chair of the Audit Committee effective immediately prior to the commencement of the annual meeting, and our Board has determined that Mr. Vanneste qualifies as an Audit Committee financial expert under the rules of the SEC.  Mr. Vanneste’s experience as the Chief Financial Officer of a multinational, publicly-traded company and as a board member of another publicly-traded company allows him to bring an important perspective to the Board and the Audit Committee.

Other Information Concerning Directors

Mr. Thomas C. Wertheimer will retire from the Board effective immediately prior to the commencement of the 2022 Annual Meeting of Stockholders. The Company expresses its gratitude and appreciation for the many years of exemplary service that Mr. Wertheimer provided to the Company and its stockholders.
Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Director Compensation	Table of Contents

DIRECTOR COMPENSATION

Our non-employee directors were compensated as follows in 2021:

•	An annualized cash retainer of $70,000, paid in two semi-annual installments;

•	An additional $12,000 for each member of the Audit Committee, other than the Chair who receives $30,000;

•	An additional $10,000 for each member of the Compensation Committee, other than the Chair who receives $20,000;

•	An additional $5,000 for each member of the Nominating and Corporate Governance Committee, other than the Chair who receives $15,000;

•	An annual grant of Restricted Stock Units ("RSUs") on the first stock trading day of the year, determined as a total incentive value of $180,000 divided by the closing stock price of the last trading day of the previous fiscal year, vesting in 3 years or ratably upon earlier cessation of service (other than for cause).

Board members do not receive a per-meeting fee. Our employee directors are not separately compensated for services performed as directors. The Board evaluates director compensation annually.

The following table provides information with respect to the compensation paid or provided to the Company's non-employee directors during 2021:
NAME(1)	FEES EARNED AND PAID IN CASH	STOCK AWARDS(2)(4)	TOTAL
Michael J. Cody	$87,000	$171,647	$258,647
Dr. Abraham Ludomirski	$95,000	$171,647	$266,647
Ziv Shoshani	$70,000	$171,647	$241,647
Timothy V. Talbert	$90,000	$171,647	$261,647
Jeffrey H. Vanneste	$82,000	$171,647	$253,647
Thomas C. Wertheimer	$110,000	$171,647	$281,647
Ruta Zandman(3)	$220,000	$171,647	$391,647
Raanan Zilberman	$75,000	$171,647	$246,647

(1)	The table omits Dr. Booth and Dr. Kurahashi, who were appointed to the Board effective January 1, 2022 and received no compensation during 2021.
(2)
Amounts represent the fair value of the RSUs granted, determined in accordance with FASB ASC Topic 718 in the year of grant. The grant-date fair value is based on the same assumptions described in Note 12 of our consolidated financial statements included in our Form 10-K filed on February 23, 2022, including the consideration of the present value of assumed dividends which are not received by the RSU holder during the vesting period.  Accordingly, the value of stock awards in the table above will be different than the stated “incentive value” described above. The grant-date fair value is recognized for accounting purposes over the respective vesting periods.

(3)
Effective January 1, 2012, Mrs. Ruta Zandman was appointed as the director responsible for preserving the memory of the late Dr. Felix Zandman and the Company's corporate history. For her continued service on this project, Mrs. Zandman receives $150,000 per annum in addition to her Board of Directors cash retainer of $70,000.

(4)	As of December 31, 2021, the aggregate number of stock awards outstanding was as follows:
NAME	TOTAL STOCK AWARDS OUTSTANDING
Michael J. Cody	25,603
Dr. Abraham Ludomirski	25,603
Ziv Shoshani	25,603
Timothy V. Talbert	25,603
Jeffrey H. Vanneste	16,441
Thomas C. Wertheimer	25,603
Ruta Zandman	25,603
Raanan Zilberman	25,603
Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Director Stock Ownership Guidelines	Table of Contents

DIRECTOR STOCK OWNERSHIP GUIDELINES

To further align the interests of the Company's directors with its stockholders, the Board adopted stock ownership guidelines in 2016 applicable to the Company's directors, which guidelines were amended and restated as of January 1, 2021 (the "Stock Ownership Guidelines").  The Stock Ownership Guidelines are as follows:

•	Each non-employee director should own an amount of shares of Vishay Common Stock equal to 5 times the value of the director's annual cash retainer, subject to a 5-year phase-in period; and

•
Following the 5-year phase-in period, non-employee directors who do not meet the required ownership threshold would receive shares in place of the director's annual cash retainer and be subject to stock transfer restrictions until such time as the ownership threshold is satisfied.

The following will be considered "owned" for the purposes of the Stock Ownership Guidelines:

•	All shares underlying each non-employee director's outstanding time-based restricted stock and time-based restricted stock unit awards, whether or not vested;

•	Shares owned outright or otherwise beneficially owned by the non-employee director, his or her spouse and minor children, and any trust for the principal benefit of those individuals; and

•	Shares beneficially owned, whether directly or indirectly, by any investment fund or similar entity with which the non-employee director is affiliated.

Compliance for non-employee directors will be measured on the first trading day in January of each year.

The following table summarizes non-employee director compliance status with the Stock Ownership Guidelines as of January 3, 2022:

DIRECTOR	STATUS
Dr. Renee B. Booth	Compliant (within 5-year phase-in period)
Michael J. Cody	Compliant
Dr. Michiko Kurahashi	Compliant (within 5-year phase-in period)
Dr. Abraham Ludomirski	Compliant
Ziv Shoshani	Compliant
Timothy V. Talbert	Compliant
Jeffrey H. Vanneste	Compliant
Thomas C. Wertheimer	Compliant
Ruta Zandman	Compliant
Raanan Zilberman	Compliant

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Governance of the Company	Table of Contents

GOVERNANCE OF THE COMPANY

What is corporate governance?

Corporate governance is the process by which companies govern themselves.

At Vishay, day-to-day business activities are carried out by our employees under the direction and supervision of our Chief Executive Officer ("CEO").  The Board of Directors oversees these activities. In doing so, each director is required to use his or her business judgment in the best interests of Vishay and its stockholders. The Board's primary responsibilities include:

•	Review of Vishay's performance, strategies, and major decisions;

•	Oversight of Vishay's compliance with legal and regulatory requirements and the integrity of its financial statements;

•	Oversight of management, including review of the CEO's performance and succession planning for key management roles;

•	Oversight of risk management; and

•	Oversight of compensation for the CEO, key executives and the Board, as well as oversight of compensation policies and programs for all employees.

Additional description of the Board's responsibilities is included in our Corporate Governance Principles, which is available to stockholders on our website and in print upon request, as described below.

Where can I find more information about the corporate governance practices of Vishay?

Various corporate governance related documents are available on our website.  These include:

•	Corporate Governance Principles

•	Code of Business Conduct and Ethics

•	Code of Ethics for Financial Officers

•	Audit Committee Charter

•	Nominating and Corporate Governance Committee Charter

•	Compensation Committee Charter

•	Executive Stock Ownership Guidelines

•	Director Stock Ownership Guidelines

•	Clawback Policy

•	Hedging - Pledging Policy

•	Nominating and Corporate Governance Committee Policy Regarding Qualification of Directors

•	Related Party Transactions Policy

•	Ethics Helpline

To view these documents, access ir.Vishay.com and click on "Corporate Governance."  Any of these documents can be obtained in print by any stockholder upon written request to Vishay's investor relations department.

We intend to post any amendments to or any waivers from, a provision of our Code of Business Conduct and Ethics or Code of Ethics for Financial Officers on our website.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Governance of the Company	Table of Contents

What is the composition of our Board of Directors?

Vishay has a staggered Board of Directors divided into three classes. The number of directors is fixed by the Board of Directors, subject to a minimum of three and a maximum of fifteen directors as provided in the Company's charter documents.  As described in Proposal One, four directors are nominated for election as Class I directors for a term expiring at the annual meeting of stockholders in 2025.  Biographical information on each of the current and nominated directors is included under the heading "Directors" on page 4.

How does the Board determine which directors are considered independent?

The Board has adopted a formal set of director qualification standards used to determine director independence which meet the independence requirements of the NYSE corporate governance listing standards.   The Board has determined that, to be considered independent, a director may not have a direct or indirect material relationship with the Company other than as a director.  A material relationship is one which impairs or inhibits, or has the potential to impair or inhibit, a director's exercise of critical and disinterested judgment on behalf of the Company and its stockholders.  The materiality standard applied by the Board includes, but is not limited to, the disqualifying relationships set forth in the governance listing standards of the NYSE.  The standards specify the criteria for determining director independence, including strict guidelines for directors and their immediate families regarding employment or affiliation with us or our independent registered public accounting firm.  The standards also prohibit the Audit Committee members from having any direct or indirect financial relationship with us.

The Nominating and Corporate Governance Committee, with the help of counsel, has reviewed the applicable legal standards for Board and committee member independence, the Company's standards of independence and applied the criteria to determine "audit committee financial expert status". The Committee has also reviewed a summary of the answers to annual questionnaires completed by each director.  On the basis of this review the Committee has communicated its findings to the full Board and the Board has affirmatively concluded that Dr. Renee B. Booth, Michael J. Cody, Dr. Michiko Kurahashi, Dr. Abraham Ludomirski, Timothy Talbert, Jeffrey H. Vanneste, Thomas C. Wertheimer, and Raanan Zilberman qualify as independent directors. Each of the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee of the Board is composed entirely of independent directors.

How often did the Board meet during 2021?

The Board of Directors met four times during the year ended December 31, 2021.  Regularly scheduled executive sessions of the Board's independent directors were also held.  In 2021, each director attended at least 75% of the aggregate number of meetings of the Board of Directors and any Committee on which such director served.  Vishay's policy on director attendance at annual meetings of stockholders is included in Vishay's Corporate Governance Principles which may be found on our website at ir.Vishay.com.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Governance of the Company	Table of Contents

What is the role of the Board's Committees and what is their composition?

The Board of Directors maintains an Executive Committee, a Nominating and Corporate Governance Committee, an Audit Committee, and a Compensation Committee.  Each Committee is described below.  Copies of all Committee charters are available on our website and in print upon request. The composition of these Committees is summarized under "Directors" above.

Executive Committee - The Executive Committee is authorized to exercise all functions of the Board of Directors in the intervals between meetings of the Board to the extent delegated by the Board and as permitted by Delaware law.  The current Chair of the Committee is Mr. Zandman.

Nominating and Corporate Governance Committee - The functions of the Nominating and Corporate Governance Committee include identifying individuals qualified to become members of the Board; selecting or recommending that the Board of Directors select the director nominees for the next annual meeting of stockholders; developing and recommending to the Board Executive Officer succession plans; developing and recommending to the Board a set of corporate governance principles for Vishay; overseeing the evaluation of the Board and the management of Vishay; administering Vishay's Related Party Transactions Policy; and performing other related functions specified in the Committee's charter.  The current Chair of the Committee is Dr. Abraham Ludomirski.

Audit Committee - The functions of the Audit Committee include overseeing Vishay's accounting and financial reporting processes; overseeing the audits of our consolidated financial statements and the effectiveness of our internal control over financial reporting; assisting the Board in its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independence and qualifications of our independent registered public accounting firm, and the performance of our internal audit function and independent registered public accounting firm; and performing other related functions specified in the Committee's charter. The Audit Committee consists of at least three non-management directors, each of whom satisfies the independence requirements of the rules of the SEC and the governance listing requirements of the NYSE.  All of the members of the Committee also satisfy the financial literacy requirements of the NYSE and our Board has determined that Mr. Thomas C. Wertheimer, the retiring Chair of the Committee, and Mr. Jeffrey H. Vanneste, qualify as Audit Committee financial experts under the rules of the SEC. Upon Mr. Wertheimer's retirement, Mr. Vanneste will become Chair of the Audit Committee.

Compensation Committee - The functions of the Compensation Committee include evaluating the performance of the Chief Executive Officer; establishing and approving all compensation for our Executive Officers; making recommendations to the Board with respect to compensation of non-employee directors; making recommendations to the Board with respect to, and administering, our incentive compensation plans and equity based compensation plans; and performing other related functions specified in the Committee's charter.  The Compensation Committee is authorized, within the limits of the 2007 Stock Incentive Program of Vishay (the "2007 Program"), to determine the individuals who are to receive grants, including stock, stock options, restricted stock and restricted stock units, and the vesting requirements with respect to those grants, and to administer and interpret the plan.  The current Chair of the Committee is Mr. Timothy Talbert.  Also see "Executive Compensation."

The Chair of the Compensation Committee presides at the executive sessions of the Board's independent directors.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Governance of the Company	Table of Contents

	Executive Committee(1)	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee
Number of Meetings during 2021	-	6	6	4

(1)	The Executive Committee meets informally throughout the year to discuss various business issues. Informal meetings are not included in the number of meetings disclosed above.

What is the Board's leadership structure?

The Board believes that it is important and in the Company's best interests to retain the flexibility to combine or separate the responsibilities of the offices of Chair of the Board and Chief Executive Officer, as determined by the Board from time to time.  The Board separated the positions of Chair and Chief Executive Officer in 2004 when the Company's late founder and Chairman, Dr. Felix Zandman, stepped down from his position as our Chief Executive Officer to focus mainly on technical and business development issues.  Mr. Marc Zandman succeeded Dr. Zandman as Executive Chair of the Board of Directors and Chief Business Development Officer upon Dr. Zandman's passing.  Mr. Marc Zandman is significantly involved with the Company's strategic direction as our Executive Chair and Chief Business Development Officer, overseeing our acquisition strategy.  Accordingly, the Company believes that it is appropriate that he serve as Executive Chair.  At the same time, the active membership of Dr. Paul, our Chief Executive Officer, on the Board assures our Board of the benefit of his comprehensive knowledge of the Company's business, operations, industry environment and competitive challenges.  At the current time, the Board believes this remains the optimal structure.

On February 22, 2022, Dr. Paul announced his decision to retire as President and CEO effective December 31, 2022. If elected at the annual meeting, Dr. Paul will resign from the Board of Directors effective December 31, 2022. The Board has determined to retain the separation between the Chair and Chief Executive Officer roles, and has appointed Joel Smejkal to succeed Dr. Paul as Chief Executive Officer, and Mr. Zandman will remain Executive Chair of the Board.

Independent directors and management have different perspectives and roles in strategy development.  Our independent directors bring oversight skills and experience from outside the Company and the industry, while our CEO and Executive Chair bring Company-specific expertise. This structure permits open discussion and assessment of the Company's ability to manage the risks and challenges the Company faces and provides the appropriate balance between strategy development and independent oversight of management.

The independent directors meet in regularly scheduled executive sessions and when required, in special executive sessions.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Governance of the Company	Table of Contents

What is the Board's role in risk oversight?

Management continually monitors the material risks facing the Company, including financial risk, strategic risk, operational risk, cybersecurity risk, and legal and compliance risk. The Board of Directors is responsible for exercising oversight of management's identification and management of, and planning for, those risks. Although the Board is ultimately responsible for risk oversight at the Company, the Board has delegated to certain Committees oversight responsibility for those risks that are directly related to their area of focus.

The Audit Committee reviews our policies and guidelines with respect to risk assessment and risk management, including our material financial risk exposures and cybersecurity risk, and oversees the steps management has taken to monitor and control those exposures.

The Compensation Committee considers risk issues when establishing and administering our compensation programs for executive officers and other key personnel.

The Nominating and Corporate Governance Committee oversees corporate governance risks, including matters relating to the composition and organization of the Board and recommends to the Board how its effectiveness can be improved by changes in its composition and organization.

Each of these Committees routinely reports to the Board on the management of these specific risk areas. To permit the Board and its Committees to perform their respective risk oversight roles, individual members of management who supervise the Company's risk management report directly to the Board or the relevant Committee of the Board responsible for overseeing the management of specific risks, as applicable.

The Board believes that full and open communication between management and the Board is essential for effective risk management and oversight. Members of the Company's senior management regularly attend Board and Committee meetings and are available to address any questions or concerns raised on matters related to risk management. The Board and its Committees exercise their risk oversight function by carefully evaluating the reports they receive from management and by making inquiries of management with respect to areas of particular interest to the Board.

How does the Board select nominees for the Board?

In selecting candidates for nomination at the annual meeting of our stockholders, the Nominating and Corporate Governance Committee begins by determining whether the incumbent directors whose terms expire at the meeting desire and are qualified to continue their service on the Board. We are of the view that the repeated service of qualified incumbents promotes stability and continuity in the boardroom, giving us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure and contributing to the Board's ability to work as a collective body.  Accordingly, it is the policy of the Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the Committee's criteria for membership on the Board, who the Committee believes will continue to make important contributions to the Board, and who consent to stand for re-election and, if re-elected, to continue their service on the Board.  If there are Board positions for which the Committee will not be re-nominating a qualified incumbent, the Committee will solicit recommendations for nominees from persons who the Committee believes are likely to be familiar with qualified candidates, including members of the Board and senior management.

The Committee may also engage an independent search firm to assist in identifying qualified candidates.  Where such a search firm is engaged, the Committee will set the fees and scope of engagement.  The Committee will review and evaluate each candidate who it believes merits serious consideration, taking into account all available information concerning the candidate, the qualifications for Board membership established by the Committee, the existing composition and mix of talent and expertise on the Board and other factors that it deems relevant.  In conducting its review and evaluation, the Committee may solicit the views of management and other members of the Board and may, if deemed helpful, conduct interviews of proposed candidates.  The Committee will evaluate candidates recommended by stockholders in the same manner as candidates recommended by other persons, except that the Committee may consider, as one of the factors in its evaluation of stockholder recommended candidates, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of Vishay and whether the stockholders or stockholder group intend to continue holding its interest through the annual meeting date.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Governance of the Company	Table of Contents

What qualifications must a director have?

Candidates for nomination to our Board are selected by the Nominating and Corporate Governance Committee in accordance with the Committee's charter, our Amended and Restated Articles of Incorporation, our Bylaws and our Corporate Governance Principles.  Under our Nominating and Corporate Governance Committee Policy Regarding Qualifications of Directors, which can be found on our website, we require that all candidates for director (including the continued service of existing members) be persons of integrity and sound ethical character; be able to represent all stockholders fairly; have no interests that materially conflict with those of Vishay and its stockholders; have demonstrated professional achievement; have meaningful management, advisory or policy making experience; have a general appreciation of the major business issues facing the Company; and have adequate time to devote to serve on the Board of Directors. When considering nominees, the Committee may also consider whether the candidate possesses the qualifications, experience and skills it considers appropriate in the context of the Board's overall composition and needs.  A limited exception to some of these requirements, other than the requirements of integrity and ethics and the absence of material conflict, may be made for a holder of substantial voting power.  Additionally, directors may not stand for re-election after the age of 75 unless the Board makes an affirmative determination that, because of the importance and value of the continued service of a director, the retirement policy should be waived, and in no event may a director stand for re-election after the age of 85.  This policy does not apply to any person who controls more than 20% of the voting power of the Company. We also require that a majority of directors be independent; at least three of the directors have the financial literacy necessary for service on the Audit Committee and at least one of these directors qualifies as an Audit Committee financial expert; at least some of the independent directors have served as senior executives of public or substantial private companies; and at least some of the independent directors have general familiarity with the industries in which we operate.  Additionally, while the Company does not have a formal policy with respect to the consideration of diversity in identifying director candidates, the benefits of board diversity are considered in the nominations process, including diversity of background and experience. A detailed description of the qualifications required of candidates for director, as well as the specific qualities or skills we believe should be possessed by one or more directors, can be found on our website under our Nominating and Corporate Governance Committee Policy Regarding Qualifications of Directors.

To assist it with its evaluation of the director nominees for election at the 2022 annual meeting of stockholders, the Nominating and Corporate Governance Committee took into account all of the factors listed above.  In the section "Directors", under the heading "Nominees for Terms Expiring 2025", we provide an overview of each nominee's principal occupation, together with the qualifications, key attributes and skills that the Committee and the Board believes will best serve the interests of the Board, the Company and our stockholders.

Can I recommend a nominee for director?

Yes. The Nominating and Corporate Governance Committee will consider recommendations for director nominations submitted by stockholders entitled to vote generally in the election of directors. Submissions must be made in accordance with the Committee's procedures, as outlined below and set forth on our website.  For each annual meeting of our stockholders, the Committee will accept for consideration only one recommendation from any stockholder or affiliated group of stockholders. The Committee will only consider candidates who satisfy our minimum qualifications for director, as summarized in this proxy statement and as set forth on our website.  In considering a stockholder recommendation, the Committee will take into account, among other factors, the size and duration of the recommending stockholder's ownership interest in Vishay and whether the stockholder intends to continue holding that interest through the annual meeting date.  Stockholders should be aware, as discussed above, that it is our general policy to re-nominate qualified incumbent directors and that, absent special circumstances, the Committee will not consider other candidates when a qualified incumbent director consents to stand for re-election.

A stockholder wishing to recommend to the Nominating and Corporate Governance Committee a candidate for election as director must submit the recommendation in writing, addressed to the Committee, care of our Corporate Secretary, at Vishay Intertechnology, Inc., 63 Lancaster Avenue, Malvern, PA 19355.  Submissions must be made by mail, courier, or personal delivery.  E-mailed submissions will not be considered.  Submissions recommending candidates for election at an annual meeting of stockholders must generally be received no later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders.  In the event that the date of an annual meeting of stockholders is more than 30 days following the first anniversary date of the annual meeting of stockholders for the prior year, the submission must be made a reasonable time in advance of the mailing of our proxy statement for the current year.   Each nominating recommendation must be accompanied by the information called for by our "Procedures for Securityholders' Submission of Nominating Recommendations".  This includes specified information concerning the stockholder or group of stockholders making the recommendation and the proposed nominee, any relationships between the recommending stockholder or stockholders and the proposed nominee and the qualifications of the proposed nominee to serve as director.  The recommendation must also be accompanied by the consent of the proposed nominee to serve if nominated and elected and the agreement of the nominee to be contacted by the Committee, if the Committee decides in its discretion to do so.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Governance of the Company	Table of Contents

How do stockholders and others communicate with the Board?

Vishay stockholders may communicate with the Board of Directors, any Committee of the Board or any individual director, and any interested party may communicate with the independent directors of the Board as a group, by delivering such communications either in writing addressed or by e-mail to:

By Mail	By e-mail
Corporate Secretary Vishay Intertechnology, Inc. 63 Lancaster Avenue Malvern, PA 19355	boardofdirectors@Vishay.com Communications should not exceed 1,000 words

All communications must be accompanied by the following information: (i) if the person submitting the communication is a securityholder, a statement of the type and amount of the securities of Vishay that the person holds; (ii) if the person submitting the communication is not a securityholder and is submitting the communication to the independent directors as an interested party, the nature of the person's interest in Vishay; (iii) any special interest, meaning an interest not in the capacity as a securityholder of Vishay, of the person in the subject matter of the communication; and (iv) the address, telephone number and e-mail address, if any, of the person submitting the communication.  Communications addressed to directors may, at the direction of the directors, be shared with Vishay's management.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Proposal One	Table of Contents

PROPOSAL ONE

ELECTION OF DIRECTORS

Our stockholders will be asked to consider four nominees for election to our Board to serve as Class III directors for a term expiring at the annual meeting of stockholders in 2025, and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal. The nominees are:

Class I nominees:

Dr. Gerald Paul

Dr. Renee B. Booth

Dr. Michiko Kurahashi

Timothy V. Talbert

Each nominees' current positions and offices, tenure as a Vishay director, their respective committee memberships, and their qualifications are set forth under "Directors" beginning on page 4. All of the nominees are current Vishay directors. The Nominating and Corporate Governance Committee reviewed the qualifications of each of the nominees and recommended to our Board that each nominee be submitted to a vote of our stockholders at the Annual Meeting.  The Board approved the Committee's recommendation at its meeting on February 22, 2022.

Each of the nominees has agreed to be named and to serve if elected. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected, except with respect to Dr. Paul who on February 22, 2022, announced his decision to retire as President and CEO effective December 31, 2022. If elected at the Annual Meeting, Dr. Paul will resign from the Board effective December 31, 2022. The Board intends to appoint Joel Smejkal, who will succeed Dr. Paul as President and CEO, to the Board, effective January 1, 2023.

If any nominee for director becomes unavailable for election, the proxies will be voted for such substitute nominee(s) as the Board of Directors may propose. If you voted for the unavailable nominee, your vote will be cast for his or her replacement.

Under the Company's Corporate Governance Principles, directors may not stand for election or re-election after the age of 75, unless the Board makes an affirmative determination that, because of the importance and value of the continued service of a director, the retirement policy should be waived. In no event may a director stand for re-election after the age of 85.  Prior to his nomination for re-election in 2022, the Board made such a determination with respect to Mr. Talbert. This policy does not apply to any person who controls more than 20% of the voting power of the Company.

The Board of Directors recommends that you vote "FOR ALL" the nominees for election as Class I directors.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Report of the Audit Committee	Table of Contents

REPORT OF THE AUDIT COMMITTEE

Management is responsible for maintaining effective internal control over financial reporting, for assessing the effectiveness of internal control over financial reporting, and for preparing our consolidated financial statements. Our independent registered public accounting firm is responsible for, among other things, performing an independent audit of our consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") and issuing a report thereon. Our independent registered public accounting firm is also responsible for auditing the effectiveness of our internal control over financial reporting in accordance with standards of the PCAOB, and issuing a report thereon. It is the responsibility of the Audit Committee to monitor and oversee these processes.

In fulfilling its oversight duties, the Audit Committee reviewed and discussed the following with management and our independent registered public accounting firm, Ernst & Young LLP:  (a) the audited financial statements for the fiscal year ended December 31, 2021; (b) the effectiveness of our internal control over financial reporting; and (c) discussed with the independent registered public accounting firm matters required to be discussed under PCAOB standards. These required communications addressed, among other topics, overall audit strategy, timing of the audit, and significant risks identified and any changes thereto; the independent registered public accounting firm's responsibility under the standards of the PCAOB; going concern; significant and critical accounting policies and practices; critical accounting estimates; significant unusual transactions; difficult or contentious matters subject to consultation outside of the audit team; new accounting pronouncements; material alternative accounting treatments; corrected misstatements; uncorrected misstatements considered by management to be immaterial; significant deficiencies and material weaknesses in internal control over financial reporting; other information in documents containing audited financial statements; management's Section 302 disclosures about changes in internal control; additional information included in management's report on internal control; fraud and illegal acts; information relevant to the audit; fees and related SEC disclosures; significant issues discussed with management in connection with the auditor's retention; significant difficulties encountered in performing an audit; disagreements with management; management's consultations with other accountants; other material written communications with management; and AICPA ethics ruling regarding third-party service providers. The Audit Committee received from the independent registered public accounting firm written disclosures regarding the firm's independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent registered public accounting firm, the firm's independence. The Audit Committee also considered the compatibility of non-audit services provided to Vishay by Ernst & Young LLP, and the fees and costs billed or to be billed for these services, with the maintenance of the independent registered public accounting firm's independence. The Committee has concluded that the provision of the non-audit services by Ernst & Young LLP in 2021 did not impair the independent registered public accounting firm's independence. (The fees and costs billed by the independent registered public accounting firm for audit and non-audit services in 2021 and 2020 are shown under Proposal Two.) Under the Audit and Non-Audit Services Pre-Approval Policy that was adopted by the Audit Committee in May 2003 (which was amended and restated in October 2010), the Audit Committee must pre-approve all audit and non-audit services provided to Vishay by the independent registered public accounting firm. The policy sets forth the procedures and conditions for pre-approval of these services. All of the audit and non-audit services provided by the independent registered public accounting firm since adoption of the Audit and Non-Audit Services Pre-Approval Policy were pre-approved by the Committee in accordance with such policy.

The Audit Committee consists of at least three non-management directors, each of whom satisfies the independence requirements of the rules of the SEC and the governance listing requirements of the NYSE. All of the members of the Committee also satisfy the financial literacy requirements of the NYSE and our Board has determined that Mr. Thomas C. Wertheimer, the retiring Chair of the Committee, and Mr. Jeffrey Vanneste, the Chair-elect of the Committee, qualify as Audit Committee financial experts under the rules of the SEC.

The Audit Committee is responsible for appointment, compensation and oversight of the independent registered public accounting firm. The Committee annually reviews independent registered public accounting firm's performance and independence in deciding whether to retain the firm or engage a different independent registered public accounting firm. In the course of these reviews, the Committee considers, among other things, the quality and efficiency of the firm's historical and recent audit plans and performance on the Company's audit; the firm's capability and expertise in handling the breadth and complexity of the Company's worldwide operations.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Report of the Audit Committee	Table of Contents

Ernst & Young LLP has served as the Company's independent registered public accounting firm since 1968.  The Audit Committee believes that the knowledge of the Company's business gained by Ernst & Young LLP through this period of service is valuable and that retaining Ernst & Young LLP is in the best interests of the Company and its stockholders.  Pursuant to SEC rules, the lead partner must be rotated after five years, which provides the Company the benefit of new thinking and approaches.  The Audit Committee is involved in the selection of the lead partner from Ernst & Young LLP to service the Company.

Based upon the above review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the Securities and Exchange Commission. The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2022, but the Committee has determined in accordance with our historical practices to submit the appointment for ratification by stockholders (see Proposal Two).

Respectfully submitted,

The Audit Committee of the Board of Directors

Thomas C. Wertheimer, Chair
Michael J. Cody
Jeffrey H. Vanneste

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be "soliciting material" or "filed" with the SEC and shall not be deemed to be incorporated by reference into any such filing.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Proposal Two	Table of Contents

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors is responsible for the selection of our independent registered public accounting firm.  The Committee has determined to reappoint the public accounting firm of Ernst & Young LLP as independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2022, as well as to audit the effectiveness of our internal control over financial reporting.  Although stockholder approval for the appointment of the independent registered public accounting firm is not required, we are continuing our practice of submitting the selection of the independent registered public accounting firm to stockholders for their ratification.

Ernst & Young LLP has served as our independent registered public accounting firm continuously since 1968. The Audit Committee believes that the knowledge of the Company's business gained by Ernst & Young LLP through this period of service is valuable.  Pursuant to the SEC rules, the lead partner must be rotated after five years, which provides the Company the benefit of new thinking and approaches.

Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

Under the Audit and Non-Audit Services Pre-Approval Policy that was adopted by the Audit Committee in May 2003 (which was amended and restated in October 2010), the Audit Committee must pre-approve all audit and non-audit services provided to Vishay by the independent registered public accounting firm.  The policy sets forth the procedures and conditions for pre-approval of these services.  The Audit Committee has pre-approved generally the engagement of the independent registered public accounting firm for services relating to our filings with the SEC (including comfort letters and consents for securities offerings), acquisition or disposition related diligence activities, internal control review and compliance, interpretation and compliance with accounting and accounting-related disclosure rules and standards, certain attest services, domestic and international tax planning and compliance, and risk management.

The following table sets forth the aggregate fees billed by Ernst & Young LLP for audit and non-audit services rendered to Vishay in 2021 and 2020.  These fees are categorized as audit fees, audit-related fees, tax fees, and all other fees.  The nature of the services provided in each category is described following the table.

	2021	2020
Audit fees	$5,300,000	$5,400,000
Audit-related fees	-	-
Tax fees	600,000	500,000
All other fees	100,000	100,000
Total fees	$6,000,000	$6,000,000

Audit fees. These fees generally consist of professional services rendered for the audits of the consolidated financial statements of Vishay and its internal control over financial reporting, quarterly reviews, statutory audits, issuance of consents, and assistance with and review of documents filed with the SEC.

Audit-related fees.  These fees generally consist of assurance and other services related to the performance of the audit or review of Vishay's financial statements or that are traditionally performed by the independent registered public accounting firm, and consultations concerning financial accounting and reporting standards.

Tax fees.  These fees generally relate primarily to tax compliance, including review and preparation of corporate and expatriate tax returns, assistance with tax audits, review of the tax treatment for certain expenses, extra-territorial tax analysis, and tax due diligence relating to acquisitions.  They also include fees for state and local tax planning and consultations with respect to various domestic and international tax matters.

All other fees.  These fees generally consist of reviews for compliance with various government regulations, risk management and treasury reviews and assessments and audits of various contractual arrangements.

Vishay did not make use in 2021 of the rule that waives pre-approval requirements for non-audit services in certain cases if the fees for these services constitute less than 5% of the total fees paid to the independent registered public accounting firm during the year.

The Audit Committee and the Board of Directors recommend that you vote "FOR"
the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Security Ownership of Certain Beneficial Owners and Management	Table of Contents

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

On March 28, 2022, the record date for the Annual Meeting, Vishay had 132,487,282 shares of common stock (excluding treasury shares) and 12,097,148 shares of Class B common stock outstanding and entitled to vote.  Shares of treasury stock are not entitled to vote at the Annual Meeting.

Each share of common stock outstanding and eligible to vote entitles the holder to one vote, and each share of Class B common stock entitles the holder to ten votes.

Class B shares are transferable only to certain permitted transferees while the common stock is freely transferable.  Class B shares are convertible on a one-for-one basis at any time into shares of common stock.  Transfers of Class B shares other than to permitted transferees result in the automatic conversion of the Class B shares into common stock.  Voting is not cumulative.  The percentage of total voting power below represents voting power with respect to all shares of common stock and Class B common stock, as a single class, calculated on the basis of ten votes per share of Class B common stock and one vote per share of common stock.

The following table shows the number of shares of Vishay common stock and Class B common stock beneficially owned by (a) each director and director nominee, (b) each "Executive Officer" identified under "Executive Compensation," (c) the directors, director nominees, and executive officers of Vishay as a group, and (d) any person owning more than 5% of Vishay common stock or the Class B common stock.  Unless otherwise noted, the information is stated as of the record date, and the beneficial owners exercise sole voting or dispositive power over their shares. The percentages of class and voting power amounts set forth in the table below are based on the number of shares outstanding and eligible to vote as of the record date, rather than based on the percentages set forth in stockholders’ Schedules 13G or 13D, as applicable, filed with the SEC.

	COMMON STOCK		CLASS B COMMON STOCK
NAME	SHARES OF STOCK	PERCENT OF CLASS	SHARES OF STOCK		PERCENT OF CLASS	VOTING POWER
Directors and Executive Officers
Marc Zandman	36,216	*	8,618,334	(2)	71.2%	34.0%
Dr. Renee B. Booth	-	*
Michael J. Cody	13,255	*	-		-	*
Dr. Michiko Kurahashi	-	*
Lori Lipcaman	54,529	*	-		-	*
Dr. Abraham Ludomirski	103,346	*	-		-	*
Dr. Gerald Paul	199,384	*	-		-	*
Andreas Randebrock	-	*	-		-	*
Ziv Shoshani	33,893	*	8,616,834	(3)	71.2%	34.0%
Joel Smejkal	7,385	*	-		-	*
Timothy V. Talbert	60,046	*	-		-	*
Clarence Tse	27,904	*	-		-	*
David Valletta	50,692	*	-		-	*
Johan Vandoorn	43,564	*	-		-	*
Jeffrey H. Vanneste	-	*	-		-	*
Jeff Webster	-	*	-		-	*
Thomas C. Wertheimer	64,493	*
Ruta Zandman	37,982	*	10,849,383	(1)	89.7%	42.8%
Raanan Zilberman	27,299	*	-		-	*
All Directors and Executive Officers as a group (19 Persons) (4)	759,988	*	10,850,883		89.7%	43.1%

Eugenia Ames(6)	-	*	2,232,549		18.5%	* (5)
Deborah S. Larkin(7)	-	*	706,755		5.8%	2.8%
BlackRock, Inc.(8)	14,841,448	11.2%	-		-	5.9%
Dimensional Fund Advisors, LP(9)	8,030,777	6.0%	-		-	3.2%
The Vanguard Group, Inc.(10)	13,000,218	9.8%	-		-	5.1%
DNB Asset Management AS(11)	8,897,715	6.7%	-		-	3.5%

* Represents less than 1% of the outstanding shares of such class or the total voting power, as the case may be.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Security Ownership of Certain Beneficial Owners and Management	Table of Contents

(1)
Includes 8,616,834 shares of Class B common stock held in a family trust, of which Mrs. Ruta Zandman, Mr. Marc Zandman and Mr. Ziv Shoshani are co-trustees, and have shared voting power. Pursuant to an agreement related to that family trust, each of Mrs. Zandman and Messrs. Zandman and Shoshani is required to cause shares controlled by the trust to be voted in support of the election of each of the co-trustees as directors of the Company.  Additionally, includes 2,232,549 shares of Class B common stock that are subject to a voting agreement pursuant to which Mrs. Zandman, as Voting Representative, may direct the voting of such shares.

(2)
Includes the same 8,616,834 shares of Class B common stock held in a family trust, of which Mrs. Ruta Zandman, Mr. Marc Zandman and Mr. Ziv Shoshani are co-trustees, and have shared voting power. Pursuant to an agreement related to that family trust, each of Mrs. Zandman and Messrs. Zandman and Shoshani is required to cause shares controlled by the trust to be voted in support of the election of each of the co-trustees as directors of the Company.  Additionally, includes 750 shares of Class B common stock directly owned by Mr. Marc Zandman; and 750 shares of Class B common stock owned by one of Mr. Marc Zandman's children.

(3)	Includes the same 8,616,834 shares of Class B common stock held in a family trust, of which Mrs. Ruta Zandman, Mr. Marc Zandman and Mr. Ziv Shoshani are co-trustees, and have shared voting power. Pursuant to an agreement related to that family trust, each of Mrs. Zandman and Messrs. Zandman and Shoshani is required to cause shares controlled by the trust to be voted in support of the election of each of the co-trustees as directors of the Company.

(4)	The business address for all directors and officers is: c/o Vishay Intertechnology, Inc., 63 Lancaster Avenue, Malvern, PA 19355.

(5)
Such shares are subject to a voting agreement pursuant to which Mrs. Ruta Zandman, as Voting Representative, may direct the voting of such shares, and are included in the 2,232,549 shares of Class B common stock reported as being beneficially owned by Mrs. Zandman in Footnote 1.  Ms. Ames has dispositive power of such shares.  Ms. Ames is the record holder of 506,216 of these shares; the balance of the shares are held by trusts for the benefit of Ms. Ames's children and other family members.

(6)	The business address for Eugenia Ames is Janney Montgomery Scott, 780 Route 37 West, Suite 130, Toms River, NJ 08755, c/o Mr. Leroy Rachlin.

(7)	The business address for Deborah S. Larkin is World Financial, 270 Madison Avenue, Suite 1503, New York, NY 10016, c/o Mr. Bruce Auerbach.

(8)	Based on information provided in a Schedule 13G/A filed on January 27, 2022 by BlackRock, Inc. According to the Schedule 13G/A, BlackRock, Inc. may be deemed to have sole power to vote or direct the vote with respect to 14,582,108 shares of common stock; and sole power to dispose or direct the disposition with respect to 14,841,448 shares. BlackRock, Inc. is located at 55 East 52nd Street, New York, New York 10055.

(9)
Based on information provided in a Schedule 13G/A filed on February 8, 2022 by Dimensional Fund Advisors, LP.  According to the Schedule 13G/A, Dimensional Fund Advisors, LP may be deemed to have sole power to vote or direct the vote with respect to 7,894,891 shares of common stock; and sole power to dispose or direct the disposition with respect to 8,030,777 shares. Dimensional Funds Advisors, LP is located at 6300 Bee Cave Road, Building One, Austin, Texas 78746.

(10)
Based on information provided in a Schedule 13G/A filed on February 10, 2022 by The Vanguard Group, Inc.  According to the Schedule 13G/A, The Vanguard Group, Inc. may be deemed to have shared power to vote or direct the vote with respect to 139,418 shares of common stock; sole power to dispose or direct the disposition with respect to 12,744,473 shares; and shared power to dispose or direct the disposition with respect to 255,745 shares. The Vanguard Group, Inc. is located at 100 Vanguard Blvd., Malvern, PA 19355.

(11)
Based on information provided in a Schedule 13G/A filed on February 9, 2022 by DNB Asset Management AS.  According to the Schedule 13G/A, DNB Asset Management AS may be deemed to have sole power to vote or direct the vote with  respect to 8,897,715 shares of common stock; and sole power to dispose or direct the disposition with respect to 8,897,715 shares. DNB Asset Management AS is located at Dronning Aufemias Gate 30, 0191 Oslo, Norway.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Security Ownership of Certain Beneficial Owners and Management	Table of Contents

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who beneficially own more than ten percent of our common stock to report their ownership of and transactions in our stock in filings with the SEC.  Vishay believes, based solely on a review of our records and other publicly available information, that our directors and executive officers and persons who beneficially own more than ten percent of our common stock complied with all applicable Section 16(a) reporting requirements during the year ended December 31, 2021.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was at any time during 2021 an officer or employee of Vishay or any of the Company's subsidiaries nor was any such person a former officer of Vishay or any of the Company's subsidiaries. In addition, no Compensation Committee member is an executive officer of another entity at which one of the Company's executive officers serves on the board of directors.

Restrictions on Hedging and Pledging

The Board considers it inappropriate for persons employed by or associated with the Company to engage in certain transactions related to the securities of the Company which could result in their interests no longer being aligned with the same interests and objectives as other stockholders of the Company. Therefore, as part of its Securities Trading Policy, we restrict these persons from hedging, engaging in short-sales, transacting in publicly traded options, and pledging securities of the Company.

The restrictions apply to all directors, officers, employees, and consultants of the Company or its subsidiaries (“service providers”) as well as family members and any others that reside with a service provider. Family members who do not reside with a service provider are subject to the restrictions if a service provider directs, influences, or controls their transactions in securities of the Company. This includes, for example, parents or children of a service provider who consult with the service provider regarding their trades. Lastly, entities that a service provider influences or controls, such as corporations, partnerships or trusts, are subject to the restrictions (collectively, the “covered persons”).

Hedging. Certain hedging and monetization transactions, such as zero-cost collars and forward sale contracts, involve the establishment of a short position in securities of the Company and limit or eliminate the covered person’s ability to profit from an increase in the value of securities of the Company. Accordingly, these transactions can cause a covered person’s interests to be misaligned with other stockholders of the Company. The Company therefore prohibits all hedging and monetization transactions involving securities of the Company. Short sales of securities of the Company (sales of securities that are not then owned), including a “sale against the box” (a sale with delayed delivery), and transactions in publicly traded options in securities of the Company, such as puts, calls and other derivative securities, are also prohibited.

Pledging. Securities of the Company held in a margin account or pledged as collateral for a loan may be sold without the covered person’s consent if he or she fails to meet a margin call or defaults on a loan, which may occur at a time when the covered person is aware of material nonpublic information or is otherwise not permitted to trade in Company securities. Therefore, these activities are prohibited.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Executive Compensation	Table of Contents

EXECUTIVE COMPENSATION

Information Concerning Executive Officers

This Executive Compensation section describes the overall compensation practices at Vishay and specifically describes the total compensation of our Executive Officers.

The Executive Officers of Vishay along with their respective ages and positions with Vishay, as of March 28, 2022, are as follows:

NAME	AGE	POSITION

Marc Zandman(1)	60	Executive Chair of the Board, Chief Business Development Officer, President – Vishay Israel Ltd.
Dr. Gerald Paul(1)(2)	73	Chief Executive Officer, President and Director
Lori Lipcaman	64	Executive Vice President and Chief Financial Officer
Johan Vandoorn	65	Executive Vice President and Chief Technical Officer
David Valletta	61	Executive Vice President Worldwide Sales
Joel Smejkal(2)	55	Executive Vice President Corporate Business Development
Clarence Tse	63	Executive Vice President and Business Head Semiconductors
Jeff Webster(2)	51	Executive Vice President and Business Head Passive Components
Andreas Randebrock	57	Executive Vice President Global Human Resources

(1)	Biography is provided with the Directors' biographies under the heading "Directors".
(2)	On February 22, 2022, Dr. Paul announced his decision to retire as President and CEO effective December 31, 2022. The Board intends to appoint Joe Smejkal as President and CEO, and has appointed Jeff Webster to the newly created position of Chief Operating Officer, each effective January 1, 2023.

Lori Lipcaman was appointed Executive Vice President and Chief Financial Officer of the Company effective September 1, 2011. Ms. Lipcaman had been appointed Executive Vice President and Chief Accounting Officer in September 2008. Previously, she served as Vishay's Corporate Senior Vice President, Operations Controller, from March 1998 to September 2008. Prior to that, she served in various positions of increasing responsibility in finance and controlling since joining the Company in May 1989.

Johan Vandoorn was appointed Executive Vice President and Chief Technical Officer effective August 1, 2011. Mr. Vandoorn is responsible for Vishay's technical development and internal growth programs. Mr. Vandoorn has held various positions of increasing responsibility since Vishay's acquisition of BCcomponents Holdings BV ("BCcomponents") in 2002, including Executive Vice President – Passive Components (2006 – 2012). Mr. Vandoorn had been Vice President – Global Operations of BCcomponents from 2000 until its acquisition by Vishay, and previously worked for Philips Components ("Philips") from 1980 until Philips sold the BCcomponents business to a private equity firm in 1998.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Executive Compensation	Table of Contents

David Valletta was appointed as Vishay's Executive Vice President – Worldwide Sales effective January 1, 2007. Mr. Valletta has held various positions of increasing responsibility since Vishay's acquisition of Vitramon in 1994. Prior to joining Vitramon, Mr. Valletta also worked for AVX Corporation.  His experience with Vishay includes various positions within the Americas region in direct and distribution sales management and global sales responsibility for the Company's key strategic customers.

Joel Smejkal was appointed Executive Vice President - Corporate Business Development effective July 1, 2020. Mr. Smejkal has held various positions of increasing responsibility since joining Vishay in 1990 including Executive Vice President and Business Head Passive Components (2017 - 2020) and Senior Vice President Global Distribution Sales (2012 - 2016). Mr. Smejkal's experience with Vishay includes worldwide and divisional leadership roles in engineering, marketing, operations and sales. He was a product developer of 18 U.S. Patents for the Power Metal Strip® resistor technology and brings significant business development, marketing and sales experience. The Board of Directors has appointed Mr. Smejkal to succeed Dr. Paul as President and Chief Executive Officer effective January 1, 2023, following Dr. Paul's previously announced retirement.

Clarence Tse was appointed Executive Vice President and Business Head Semiconductors effective January 1, 2017. Mr. Tse has held various positions of increasing responsibility since Vishay's acquisition of Siliconix/Telefunken in 1998, including Senior Vice President, Diodes Division (2008 - 2016), Senior Vice President, Power Diodes Division (2002 - 2008) and Vice President, Finance and Administration Asia (1998 - 2001). Mr. Tse was first hired by Siliconix in 1985.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Executive Compensation	Table of Contents

Jeff Webster was appointed Executive Vice President and Business Head Passive Components effective July 1, 2020.  Mr. Webster has held various positions of increasing responsibility since joining Vishay in 2000 including Senior Vice President Global Quality (2014 - 2019) and Vice President Global Quality - Actives (2000 - 2014). Prior to joining Vishay, Mr. Webster worked for Intersil. Mr. Webster's experience includes roles in quality, operations, and R&D. As part of the Company's executive officer succession plan, the Board of Directors has appointed Mr. Webster to the position of Chief Operating Officer effective January 1, 2023.

Andreas Randebrock was appointed Executive Vice President Global Human Resources effective July 1, 2020. Mr. Randebrock has been working for Vishay since 2015 as Senior Vice President Employee Development. Before Mr. Randebrock joined Vishay he worked as a management consultant in the field of leadership, human resources, and organizational consulting for more than 20 years. From 1998 until 2015, Mr. Randebrock was employed by the global human resources consultancy Hay Group (acquired in 2015 by Korn Ferry) where he held various positions of increasing responsibility and was a partner.

Officers serve, at the discretion of the Board of Directors, until the meeting of the Board of Directors next following each annual meeting of stockholders, subject to their rights under any contracts of employment described under "Compensation Discussion and Analysis."

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Executive Compensation	Table of Contents

Compensation Discussion and Analysis

Overview

The Compensation Committee of the Board of Directors establishes and approves all compensation for all Executive Officers and administers Vishay's incentive and equity-based compensation plan.

SEC disclosure rules require tabular presentation regarding the compensation of the registrant's principal executive officer ("PEO"), principal financial officer ("PFO"), and the registrant's three mostly highly compensated executive officers other than the PEO and PFO.  Because the Compensation Committee determines compensation for all Executive Officers, this Compensation Discussion and Analysis discusses compensation of all nine of our Executive Officers.  The required "Compensation Tables" beginning on page 47 include only the five executives required to be disclosed in this manner by SEC rules.

Compensation Philosophy Generally

Vishay's compensation programs are designed to support our business goals and promote the short- and long-term profitable growth of the Company.  Vishay's equity plans are designed to ensure that executive compensation programs and practices are aligned with the long-term interests of Vishay's stockholders.  Total compensation of each individual varies with individual performance and Vishay's overall performance in achieving financial and non-financial objectives.

The Compensation Committee and Vishay's management believe that compensation should help to recruit, retain, and motivate key employees who can function effectively both in periods of recession and economic expansion.  Ordinarily an executive officer's total compensation should consist of a combination of cash payments and equity awards, to achieve the right balance between short- and long-term performance.  Equity-based compensation should serve to align the interests of management with those of stockholders.  Severance protection and retirement benefits should provide executives with an appropriate level of job security, commensurate with their contributions to the Company and their tenure.

The Compensation Committee, in consultation with Dr. Paul in his capacity as Chief Executive Officer, undertakes an annual review of the compensation arrangements of Vishay's other executive officers.

Performance Philosophy

The Company's compensation philosophy is intended to integrate with its philosophy of evaluating operating performance.  The Company utilizes several measures and metrics to evaluate its performance, as further described in "Performance Measures and Metrics" below, and in turn, the Compensation Committee utilizes similar measures in evaluating executive officer compensation.

The Compensation Committee believes that the elements of compensation for the Company's senior executives reward intrinsically sound management decisions and do not encourage risk taking to enhance short-term profitability at the expense of the long-term health and viability of the enterprise.  While the design of our executive compensation program is primarily performance-based, we do not believe that it encourages excessive risk-taking. The Committee believes that the Company's senior executives have taken a prudent approach to corporate risk management. In addition, the Company has in place a risk management program designed to identify, evaluate and control risks. Through this program, we take a company-wide view of risks and have a network of systems and oversight to insure that risks are not viewed in isolation and are appropriately controlled and reported, including a system of reporting to the full Board and its Committees. We believe that our compensation programs work within this system.

In response to current trends in executive compensation practices, as well as SEC rules encouraging more explicit focus on risks arising from compensation policies, Vishay has commenced a practice of more deliberately focusing on the risks, if any, arising from its executive compensation arrangements, and modifying such arrangements to the extent necessary to minimize any such risks.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Executive Compensation	Table of Contents

The factors considered by the Compensation Committee in evaluating the risks arising from compensation arrangements, which have been incorporated into the terms and conditions of such compensation arrangements, include, in no particular weighting or order of prominence:

•	Minimum base salary levels are fixed in amount;

•
While annual cash bonuses focus on the achievement of short-term or annual goals, and short-term goals may encourage risk-taking, annual cash bonuses for Executive Officers are capped in order to balance the risk; and

•	A significant portion of our RSUs carry performance conditions which are tied to operating results over a three-year period.

Furthermore, with respect to Mr. Zandman and Dr. Paul:

•	a meaningful portion of compensation is deferred until retirement or termination of employment under our non-qualified deferred compensation plan; and

•	phantom stock units are only settled upon retirement or termination of employment, thus providing an incentive for the creation of long-term stockholder value.

Each of these factors is intended to encourage an appropriate long-term focus, and to align the long-term interests of senior management with those of our stockholders.

Executive Stock Ownership Guidelines

To further align the interests of the Company's executives with its stockholders, the Board adopted stock ownership guidelines in 2021 (the "Executive Stock Ownership Guidelines") applicable to the Company's executive vice presidents (the "Covered Executives").  The Executive Stock Ownership Guidelines are as follows:

•
Each Covered Executive is required to own shares of the Company's common stock having an aggregate fair market value equal to or greater than one (1) time the Covered Executive's base salary as of the Measurement Date (market close on the first trading day in March of each calendar year); and

•
Individuals that are Covered Executives as of the date the Executive Stock Ownership Guidelines were adopted will have until the first trading day in March of 2026 to attain the specified level of equity ownership. Any individual who becomes a Covered Executive later will have until the first Measurement Date that occurs at least five years from the date he or she became a Covered Executive to attain the specified level of equity ownership.

•	Following the 5-year phase-in period, Covered Executives who do not meet the required ownership threshold will be generally prohibited from selling stock acquired through equity awards.

•	The following will be considered "owned" for the purposes of the Executive Stock Ownership Guidelines:
	•	all shares underlying time-based equity awards, whether or not vested
	•	only vested shares underlying performance-based equity awards
	•	shares held outright or beneficially owned by the Covered Executive, his or her spouse and minor children, or an trust for the benefit of these individuals

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Executive Compensation	Table of Contents

Executive Officer Employment Agreements

The Company's employment agreements with its Executive Officers can be categorized into two general types.

The first type are based on employment agreements entered in 2004. Such agreements have been amended from time-to-time since 2004, but the basic framework has remained in place.  Our Executive Chair, Mr. Zandman, and our Chief Executive Officer, Dr. Paul, have this type of agreement.  The Compensation Committee believes that the compensation arrangement with Mr. Zandman is commensurate with his responsibilities and roles as Executive Chair and Chief Business Development Officer.  Dr. Paul has senior responsibilities for our overall business, and has been instrumental as well in promoting our strategic advances.  The compensation of Dr. Paul reflects his position and responsibilities at the most senior executive level.

The second type are agreements with Ms. Lipcaman and Messrs. Vandoorn, Valletta, Smejkal, Tse, Webster, and Randebrock.  The employment agreements for Ms. Lipcaman and Messrs. Vandoorn, Valletta, Smejkal, and Tse were effective beginning in 2018 and are generally similar in form and substance, but feature certain variations based upon the respective roles and responsibilities, locations of residence, and tenures with the Company.

The agreements with Messrs. Webster and Randebrock were entered in 2020, upon their respective appointments as Executive Officers, and are generally similar in form and substance to the agreements of Ms. Lipcaman and Messrs. Vandoorn, Valletta, Smejkal, and Tse, but also feature certain variations based upon their respective roles and responsibilities, locations of residence, and tenures with the Company.

The specific arrangements incorporated into the employment agreements are described in "Compensation Components" below.

On February 22, 2022, Dr. Paul announced his decision to retire on December 31, 2022. Messrs. Smejkal and Webster have been appointed Chief Executive Officer and Chief Operating Officer, respectively, effective January 1, 2023. During the transition period, the Company's Compensation Committee intends to review and adjust the compensation arrangements and employment agreements of Messrs. Smejkal and Webster as appropriate considering their new positions.

Role of the Compensation Consultant

The Compensation Committee reviews the total compensation level of our Executive Officers each year, considering individual performance, prior years' compensation level, recent operating results, operating results of competitors, projections for the future, other components of the executive pay packages, perceived trends in executive compensation levels and design among the peer group of Vishay and the broader market, input on executive performance from the Chief Executive Officer. The determination is subjective and the Compensation Committee does not assign any quantitative weight to these factors.

Beginning in 2019, the Compensation Committee engaged Aon Radford to advise it regarding executive compensation. The Compensation Committee assessed the independence of Aon Radford based on NYSE Listing Standards and SEC rules and concluded that its work does not raise any conflict of interest.

In the course of its engagement, Aon Radford developed, and the Compensation Committee approved, a custom peer group of public companies that were substantially similar to Vishay in terms of industry, revenues, and scope of international operations. The 2021 peer group consisted of the following companies:

•	Advanced Energy Industries, Inc.	•	ON Semiconductor Corporation
•	Cree, Inc. (now Wolfspeed, Inc.)	•	Qorvo, Inc.
•	First Solar, Inc.	•	Silicon Laboratories Inc.
•	II-VI Incorporated	•	Skyworks Solutions, Inc.
•	Littelfuse, Inc.	•	SunPower Corporation
•	Maxim Integrated Products, Inc.	•	Teradyne, Inc.
•	MKS Instruments, Inc.

Based on data derived from peer group companies’ filings, Aon Radford presented studies to the Compensation Committee that assessed the competitiveness of our executive compensation practices, structures, pay mix and pay levels. The study indicated that we are generally at the market median with respect to total direct compensation payable to our executive officers, even though our allocation between various compensation elements diverges from our peers. The Compensation Committee considered this study as one of several factors, along with individual performance, contractual entitlements, and past pay practices, in setting the compensation packages for our executive officers.

Based in part on the information presented by Aon Radford, the Compensation Committee increased the long-term equity-based incentive compensation for our Executive Officers other than Mr. Zandman and Dr. Paul, effective for 2021.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Executive Compensation	Table of Contents

Performance Measures and Metrics

Like its peers in the electronics industry, the Company has historically gauged its overall performance in accordance with what it terms "adjusted net earnings."  The Company uses this term to mean net earnings determined in accordance with U.S. generally accepted accounting principles ("GAAP") adjusted for various items that management believes are not indicative of the intrinsic operating performance of the Company's business, as detailed below.   Non-GAAP measures such as "adjusted net earnings" do not have uniform definitions and may not be comparable to similarly titled measures used by other companies.  Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to understanding our intrinsic operations.  The bonuses for the Executive Officers under the Company's cash bonus plans discussed below, including the Vishay Intertechnology Section 162(m) Cash Bonus Plan, were based primarily on this performance metric.  Adjusted net earnings and/or adjusted earnings per share, for a multi-year period, are also used in connection with performance-based RSUs for all Executive Officers.

Adjusted net earnings for the years ended December 31, 2021, 2020 and 2019 were as follows (in thousands, except per share amounts):

	YEARS ENDED DECEMBER 31,
	2021	2020	2019

GAAP net earnings attributable to Vishay stockholders	$297,970	$122,923	$163,936

Reconciling items affecting gross income
Impact of COVID-19 pandemic	$-	$4,563	$-

Reconciling items affecting operating income:
Impact of COVID-19 pandemic	$-	$(1,451)	$-
Restructuring and severance costs	-	743	24,139

Reconciling items affecting other income (expense):
Loss on early extinguishment of debt	$-	$8,073	$2,030

Reconciling items affecting tax expense (benefit):
Changes in laws and tax regulations	$45,040	$-	$-
Effects of changes in valuation allowances	(5,714)	-	-
Changes in deferred taxes due to early extinguishment of debt	-	(1,563)	(1,601)
Effects of cash repatriation program	-	(190)	(9,583)
Effects of changes in uncertain tax positions	-	3,751	2,831
Effects of tax-basis foreign exchange gain	-	-	7,554
Tax effects of pre-tax items above	-	(2,799)	(6,211)

Adjusted net earnings	$337,296	$134,050	$183,095

Adjusted weighted average diluted shares outstanding	145,495	145,228	145,136

Adjusted earnings per diluted share	$2.32	$0.92	$1.26

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Executive Compensation	Table of Contents

The Company also measures its overall performance based on "free cash."  The Company uses this term to mean the cash flows generated from continuing operations less capital expenditures plus net proceeds from the sale of assets.   This metric is a component of the incentive compensation structures for Ms. Lipcaman and Messrs. Vandoorn, Valletta, Smejkal, and Randebrock.  This same metric, for a multi-year period, is also used in connection with performance-based RSUs granted for all Executive Officers.  Although the term "free cash" is not defined in GAAP, each of the elements used to calculate "free cash" is presented as a line item on the face of our consolidated statement of cash flows prepared in accordance with GAAP as follows (in thousands):

	YEARS ENDED DECEMBER 31,
	2021	2020	2019
Net cash provided by operating activities	$457,104	$314,938	$296,444
Proceeds from sale of property and equipment	1,317	403	577
Less: Capital expenditures	(218,372)	(123,599)	(156,641)
Free cash	$240,049	$191,742	$140,380

At the grant date, the Compensation Committee may provide for certain pre-defined adjustments to this metric.  For the performance-based RSUs, the free cash target measure was adjusted by adding the total cash paid pursuant to restructuring programs disclosed in the notes to the Company's consolidated financial statements.

The 2021 incentive compensation structures for Ms. Lipcaman and Messrs. Vandoorn, Valletta, Smejkal, and Tse were tailored to their specific responsibilities.  The following measures and metrics were utilized in determining the incentive compensation payable to these Executive Officers for 2021:

•	adjusted net earnings;
•	third party net sales;
•	variable margin;
•	gross profit margin;
•	free cash;
•	segment operating income; and
•	divisional cash flow.

Third party net sales is an amount determined in accordance with GAAP which is reported in our consolidated financial statements, included in our annual report on Form 10-K for the year ended December 31, 2021.

Variable margin is a cost accounting metric which represents third party net sales less manufacturing costs which vary in a direct relationship with volume (in other words, excluding fixed manufacturing costs such as depreciation and overhead).

Gross profit margin is computed as gross profit as a percentage of net revenues. Gross profit is generally net revenues less costs of products sold, but also deducts certain other period costs, particularly losses on purchase commitments and inventory write-downs. Gross profit margin is clearly a function of net revenues, but also reflects our cost management programs and our ability to contain fixed costs.

Segment operating income is computed as operating income less such selling, general, and administrative costs as global operations, sales and marketing, information systems, finance and administration groups, as well as restructuring and severance costs, the direct impact of the COVID-19 pandemic, and other items affecting comparability.

Divisional cash flow is generally computed as the segment operating income plus depreciation and less capital expenditures.  Adjustments are also made for certain non-cash items such as foreign currency effects.

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Compensation Components

The discussion that follows in this section addresses the executive compensation packages in effect in 2021.

The components of 2021 compensation for our Executive Officers were consistent with their employment agreements and consisted of:

SHORT TERM		MEDIUM TERM		LONG TERM
•	Base salary	•	Equity-based compensation	•	Retirement benefits
•	Cash performance-based incentive compensation			•	Contributions to the Company's deferred compensation plan*
•	Perquisites and other personal benefits

*	For Dr. Paul, Mr. Zandman, and Mr. Valletta

The compensation packages for Mr. Zandman and Dr. Paul, as mentioned above, reflect their positions and tenure as Executive Officers of the Company.  As such, these agreements include compensation components other than base salary, cash performance-based incentive compensation, and equity-based compensation, which are not available to all our other Executive Officers.  These other components include deferred compensation, certain additional severance benefits, annual grants of phantom stock units, and certain additional welfare and retirement benefits.

Base Salary

The minimum base salary levels for the Executive Officers are fixed in their respective employment agreements.  The Compensation Committee determined the minimum base salaries, based upon the executives' salary level, present responsibilities, expectations with respect to future responsibilities and a comparison to peer group executive salaries. The Compensation Committee selected the group of peer group companies on the advice of its compensation consultant.  Compensation practices in the peer group were only one of the factors considered by the Compensation Committee.  The base salaries of Dr. Paul, Ms. Lipcaman, and Messrs. Vandoorn and Randebrock are denominated in euro, the base salaries of Messrs. Zandman and Webster are denominated in Israeli shekels, and the base salary of Mr. Tse is denominated in Taiwanese dollars.  A portion of the change in the salaries for these Executive Officers expressed in terms of U.S. dollars reflects the fluctuations of the dollar against the currencies of the home jurisdiction of these executives.

The approved base salaries for 2021 are set forth below:

NAME	2021 BASE SALARY(1)
Marc Zandman	ILS 3,977,265 (approximately $1,231,000)(2)
Dr. Gerald Paul	€1,102,767 (approximately $1,304,000)(3)
Lori Lipcaman	€461,704 (approximately $546,000)(3)
Johan Vandoorn	€518,535 (approximately $613,000)(3)
David Valletta	$565,371
Joel Smejkal	$578,825
Clarence Tse	TWD 19,436,622 (approximately $693,000)(4)
Jeff Webster	ILS 1,571,960 (approximately $487,000)(2)
Andreas Randebrock	€334,758 (approximately $396,000)(3)

(1)	The amounts shown have been converted into U.S. dollars at the weighted average exchange rate for 2021.
(2)	Paid in Israeli shekels.
(3)	Paid in euro.
(4)	Paid in Taiwan dollars.

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Incentive compensation

The Company maintains a cash bonus plan, the Vishay Intertechnology Section 162(m) Cash Bonus Plan (the "Cash Bonus Plan").

The incentive compensation under the Cash Bonus Plan provides an annual cash bonus as a percentage of our "adjusted net earnings," as described below. Over many years, we have viewed adjusted net earnings as the primary indicator of the performance of our executive management team.  As more specifically addressed below, adjusted net earnings refers to net earnings determined in accordance with GAAP, adjusted to eliminate the after tax effects of items, positive or negative, that do not relate to our intrinsic operations.  These items include, among others, goodwill and long-lived asset impairment charges, severance and restructuring costs, special tax items, and other items, such as unusual gains or losses that impact GAAP net earnings, not reflecting on-going operating activities.  The calculation of adjusted net earnings is set forth in our annual report on Form 10-K as well as under the heading "Performance Measures and Metrics" in this proxy statement.  We utilize this measure in part because it eliminates factors that mask the actual performance of on-going operations and because of its currency with other public companies in our industry.  Accordingly, the Compensation Committee determined that the incentive compensation of Dr. Paul and Mr. Zandman should be primarily in the form of a percentage of adjusted net earnings, with a cap (three times salary) to avoid compensation that in fact or in appearance might be deemed excessive.  There is no minimum adjusted net earnings threshold, and accordingly, the bonuses for Dr. Paul and Mr. Zandman begin to accrue with the first dollar of adjusted net earnings.

Dr. Paul's bonus is equal to 1.25% of adjusted net earnings.  Mr. Zandman's annual bonus is equal to 1.0% of adjusted net earnings.

Under their respective employment agreements, Ms. Lipcaman, and Messrs. Vandoorn, Valletta, Smejkal, Tse, Webster, and Randebrock are each eligible to receive a performance bonus, based on the Company's overall and their individual performances.  Ms. Lipcaman, and Messrs. Vandoorn, Valletta, Smejkal, Tse, Webster and Randebrock, each have a maximum annual bonus opportunity of 100% of their respective base salaries.  One element of the annual bonuses for Executive Officers, other than Dr. Paul and Mr. Zandman, is a straight percentage of adjusted net earnings pursuant to the Cash Bonus Plan, and other elements of such bonuses are expressed as a percentage of base salary, measured against specific performance goals.  Performance goals for purposes of the annual bonus award are recommended by the Chief Executive Officer and approved by the Compensation Committee. The portions of such bonuses that are a straight percentage of adjusted net earnings for these Executive Officers are included in the Cash Bonus Plan.

The bonuses earned for each Executive Officer in 2021 under the Cash Bonus Plan were as follows:

NAME	PERCENTAGE OF ADJUSTED NET EARNINGS	DOLLAR VALUE ($)
Marc Zandman	1.00%	3,372,960
Dr. Gerald Paul	1.25%	4,216,200	(1)
Lori Lipcaman	0.15%	505,944	(1)
Johan Vandoorn	0.10%	337,296	(1)
David Valletta	0.07%	236,107
Joel Smejkal	0.07%	236,107
Clarence Tse	0.07%	236,107
Jeff Webster	0.07%	236,107
Andreas Randebrock	0.05%	168,648

(1): Amount paid limited by the cap set by the Compensation Committee

The performance of the Executive Officers other than Mr. Zandman and Dr. Paul is reviewed by the Chief Executive Officer and the Compensation Committee following the end of the year, and each executive is assigned a performance score for several categories.  For a discussion of 2021 goals and achieved results for the other Executive Officers, see "Evaluation of Achievements for Cash Performance-Based Incentive Compensation."

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2022 Proxy Statement | Executive Compensation	Table of Contents

Equity-Based Compensation

The 2007 Program permits the grant of up to 6,500,000 shares of restricted stock, unrestricted stock, restricted stock units, stock options, and phantom stock units to officers, employees, and non-employee directors.

The 2007 Program, as amended and restated, was approved at the 2014 Annual Meeting of Stockholders.

The Compensation Committee believes that the grant of equity awards is the primary tool for aligning interests of the executive officers with the long-term interests of the Company's stockholders.  Accordingly, the Compensation Committee includes a long-term incentive ("LTI") component in the form of equity-based compensation in each of the executives' employment agreements.

In establishing the amount of equity awards, the Compensation Committee utilized the market-competitive range of equity awards granted to similarly situated executive officers of the peer group companies.  The Compensation Committee concluded that a grant of equity awards within such market-competitive range was appropriate to reward and incentivize our Executive Officers.

The employment agreements of the Executive Officers provide for annual grants of equity based compensation. For 2021, the grants were sized based upon a percentage of base salary, as of the date of grant, as follows:

NAME	LTI VALUE
Marc Zandman	125% of base salary
Dr. Gerald Paul	150% of base salary
Lori Lipcaman	70% of base salary
Johan Vandoorn	50% of base salary
David Valletta	50% of base salary
Joel Smejkal	50% of base salary
Clarence Tse	40% of base salary
Jeff Webster	40% of base salary
Andreas Randebrock	40% of base salary

The number of RSUs granted was determined by multiplying the executive's base salary for 2021 by the respective percentage set forth above and dividing by the closing price of the common stock on the New York Stock Exchange on the last trading day in 2020. The time-vested RSUs carry only a service condition and vest on January 1 of the third year following the grant.  The PBRSUs include performance conditions agreed to with the Compensation Committee in its role as administrator of the 2007 Program (based on adjusted net earnings, adjusted earnings per share, and/or free cash over a three year period).  Performance-based targets related to the PBRSUs are set at levels intended to be attainable without the need to take inappropriate risks. The PBRSUs contain a three-year service period and are subject to the Compensation Committee certifying that all performance criteria have been satisfied. Fifty percent of the PBRSUs will vest if 70% of the applicable objective is met, and the proportion of PBRSUs subject to such criterion will increase ratably (between 70% and 100% achievement).

In 2021, the Compensation Committee awarded the following RSUs (including PBRSUs) to our executive officers:

NAME	TIME-VESTED RSUs	PBRSUs	TOTAL
Marc Zandman	17,435	52,308	69,743
Dr. Gerald Paul	22,742	68,228	90,970
Lori Lipcaman	8,887	8,887	17,774
Johan Vandoorn	7,129	7,129	14,258
David Valletta	6,825	6,825	13,650
Joel Smejkal	6,987	6,987	13,974
Clarence Tse	6,344	6,344	12,688
Jeff Webster	4,410	4,411	8,821
Andreas Randebrock	3,682	3,682	7,364

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2022 Proxy Statement | Executive Compensation	Table of Contents

With respect to our Executive Officers, time-based vesting conditions will be deemed satisfied, and performance-based vesting conditions will remain in effect, upon the executive's death, disability, termination without cause, resignation with "good reason;" or resignation for any reason following the attainment of age 62 (except where cause exists).  In the event of voluntary termination by the executive before age 62 (without "good reason") or termination for cause, the executive's outstanding RSUs (including PBRSUs) will be forfeited. For financial accounting purposes, the grant-date fair value is determined on the date that the Compensation Committee approves the number of RSUs to be granted under this provision.  Accordingly, the value of the grant shown in the Summary Compensation Table will be different than the LTI value described in the table above.

Any RSUs granted to such executive officers that remain outstanding at the time of such executive officer's retirement after age 62 in accordance with the terms of his or her employment agreement with the Company shall, in the case of time-vested RSUs, become fully vested upon such retirement and, in the case of PBRSUs, vest if and to the extent the applicable performance criteria are met in accordance with current vesting schedules.

The PBRSU awards granted in 2018 and 2019 fully vested in 2021 and 2022, respectively.  The performance measure for both years was based on the aggregate adjusted net income and free cash flow for the three year period.  The calculation of adjusted net income and free cash flow is described under the heading “Performance Measures and Metrics”.  For both the 2018-2020 period (vesting in 2021) and the 2019-2021 period (vesting in 2022), the target was $750 million.  The actual achievement for the 2018-2020 period was 144% of the performance target, and the actual achievement for the 2019-2021 period was 167% of the performance target, in each case resulting in payout of 100% of the PBRSUs for the applicable year.

Phantom stock units

A phantom stock unit is the right to receive a share of common stock upon termination of employment.  Pursuant to their employment agreements, Dr. Paul and Mr. Zandman receive annual grants of 5,000 phantom stock units.  The grants are made under the 2007 Program.

Dr. Paul and Mr. Zandman receive dividend equivalents in the form of additional phantom stock units each time the Company pays a dividend on its common stock.

Similar to the deferred cash compensation described below, the Compensation Committee considers the grant of phantom stock units in the nature of a retirement benefit and is intended to strengthen the alignment of executive and stockholder interests in the long-term appreciation of Vishay's equity value.

No other Executive Officer currently receives phantom stock units.

The Compensation Committee also considers the award of extra-contractual equity-based compensation, when appropriate.  However, no such additional equity awards were granted to any Executive Officer in 2021.

Deferred compensation

Executives are eligible to participate in a non-qualified deferred compensation plan, which is available to all employees who meet certain criteria under the Internal Revenue Code.  Vishay annually contributes $100,000 for each of Dr. Paul and Mr. Zandman, pursuant to their respective employment agreements.  Mr. Valletta is eligible for contributions pursuant to the deferred compensation plan, similar to all eligible plan participants who formerly participated in the frozen Vishay Non-qualified Retirement Plan.  Mr. Webster has a vested balance in the U.S. deferred compensation plan. The remaining Executive Officers do not participate in the deferred compensation plan.

All amounts contributed to these plans prior to January 1, 2005 were deemed deferred until retirement or termination of employment.  Amounts contributed by employees after January 1, 2005 may have shorter deferral periods if so elected by the executive. Amounts contributed by the Company after January 1, 2005 are generally deferred until retirement or termination of employment. To the extent required to avoid tax penalties, the deferred amounts are not paid until six months after the termination of employment.

While deferred, amounts are credited with "earnings" based on the performance of notional investment options available under the plan.  No portion of the earnings credited during 2021 was "above market" or "preferential."

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Effective December 28, 2021, the Compensation Committee approved Messrs. Zandman's and Webster's participation in an elective deferred compensation arrangement, established by Vishay Israel Ltd. Under these arrangements, an executive who elects to participate may defer payment of a percentage of the executive's salary, annual bonus and certain other benefits. During the executive’s continued service, amounts deferred under an arrangement will be deemed invested in investment funds selected by the executive from a list made available by Vishay Israel. Payment of the deferred amounts (as adjusted for notional earnings and losses) will be made in a lump sum upon the executive’s death, disability or other cessation of service (subject to a six month delay, if required by applicable law). These payments will be made from the general assets of Vishay Israel, which may include insurance policies purchased by Vishay Israel to anticipate its liabilities under these arrangements. In addition, Vishay Intertechnology, Inc. has guaranteed Vishay Israel's obligations under these arrangements.

Mr. Zandman elected to participate in these arrangements beginning in 2022. Mr. Webster did not elect to participate in these Israeli arrangements.

Retirement benefits

The Compensation Committee believes that providing adequate postretirement benefits commensurate with position is essential to retaining qualified individuals for long-term employment.  Vishay maintains pension and retirement programs for, or makes certain government retirement programs available to, most of its employees around the world, including its Executive Officers.  The retirement benefits for Executive Officers pursuant to these programs are not materially preferential to those of other employees in those respective countries.

As part of the amendments to the employment agreements for Dr. Paul and Mr. Zandman in 2010, the Compensation Committee determined to extend the severance benefits for these executives to also include any termination (other than for cause) after age 62.  This provision was added in light of the long-standing tenure of these executives and to ensure a smooth transition upon their retirement.

Employee Benefits

The Executive Officers, together with their respective spouses and dependent children up to age 26, generally are entitled to participate in any and all medical insurance, group health insurance, disability insurance, life insurance and retirement plans which are generally made available to other employees of the respective subsidiary of Vishay which employs them, subject to the eligibility requirements and other provisions of such plans and programs.

The employment agreements with Mr. Zandman and Dr. Paul also include supplemental post-employment medical benefits, specific life insurance benefits, and supplemental disability benefits.

The specific life insurance benefit for Mr. Zandman and Dr. Paul provides their respective beneficiaries a death benefit equal to three times base salary while employed, and one time final base salary following retirement.  While their respective employment agreements contemplate that these benefits would be provided through third-party insurance providers, the Company has decided to self-insure these obligations.

The supplemental disability benefits for Mr. Zandman and Dr. Paul provide them with a disability benefit equal to 60% of their respective base salary and average annual bonus at the time of disability.  While their respective employment agreements contemplate that these benefits would be provided through third-party insurance providers, the Company has decided to self-insure these obligations.

On February 23, 2021, the Compensation Committee of the Board of Directors approved certain changes to the employment agreement of Marc Zandman.  Pursuant to these changes, Mr. Zandman’s Company-sponsored medical coverage (before and after his retirement) is expanded to include his dependents (regardless of age), as well as their future spouses and children, up to an annual health insurance premium cap of $50,000.  If the health insurance premiums in respect of Mr. Zandman, his spouse, and his dependent children under age 26 (the formerly covered group) increase in future years, the annual health insurance premium cap will be increased accordingly, but there will be no increase in the cap if the premiums in respect of his children age 26 and over and their spouses and children increase. In addition, the Company will reimburse Mr. Zandman for out-of-pocket expenses and co-payments incurred by the covered group.

Dr. Paul's employment agreement provides for lifetime continuation of his medical benefit up to an annual premium value of $15,000.

Perquisites

We provide executive officers with perquisites and other personal benefits that Vishay and the Compensation Committee believe are reasonable and consistent with our overall compensation program.  These perquisites are not intended, however, to constitute a material portion of the executive's compensation package.  In general, the perquisites, while not integral to the performance of an executive's duties, must bear some relationship to the executive's employment and be of perceived benefit to Vishay.  The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to Executive Officers.

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2022 Proxy Statement | Executive Compensation	Table of Contents

Severance

The Compensation Committee believes that severance payments in the event of an involuntary termination of employment are part of a standard compensation package for senior executives.  The terms of these severance provisions are discussed in "Potential Payments Upon Termination or a Change in Control."

Special Bonuses

In certain situations, the Board of Directors will award special, one-time bonuses. No special bonuses were awarded in 2021.

Evaluation of Achievements for Cash Performance-Based Incentive Compensation

The following sections describe the incentive compensation structure and achievements for 2021 for Ms. Lipcaman, and Messrs. Vandoorn, Valletta, Smejkal, Tse, Webster, and Randebrock (each element is expressed as a percentage of base salary at target and at maximum).

Ms. Lipcaman

For 2021 Ms. Lipcaman's incentive compensation was comprised of one element equal to 0.15% of adjusted net earnings and other elements expressed as a percentage of base salary, measured against performance goals.  These other elements were structured as follows:

CATEGORY	TARGET(1)	MAXIMUM	RELATIVE ACHIEVEMENT VS. BUDGET/EXPECTATION	ACHIEVEMENT (AS A PERCENTAGE OF BASE SALARY)
Free cash(2)	12.5%	12.5%	>100%	12.5%
Fixed costs(3)	7.5%	7.5%	>100%	7.5%
Personal objectives(4)	10.0%	10.0%	86.0%	8.6%
Total	30.0%	30.0%		28.6%

(1)	The percentage at "Target" in this table represents the bonus payable at achievement of 100% of budget / expectation.

(2)	Ms. Lipcaman would not be eligible to receive a bonus if actual free cash was under $100 million. If actual free cash were between $100 million and budget, the applicable bonus increases ratably from 0% to 12.5% of base salary.

(3)	For achievement of 97% to 100% of budgeted fixed costs under responsibility, the applicable bonus increases ratably from 3.75% to 7.5% of base salary.

(4)
Ms. Lipcaman's individual performance goals for 2021 (with related bonus opportunity as a percentage of base salary in parentheses) included: serving as executive sponsor for certain finance-related IT projects (3.5%); implementing a strategy to refinance certain debt instruments (2.0%); coordinating the development of financial modelling tools to assist in the evaluation of acquisitions (1.5%); overseeing the adoption of a new accounting standard (1.0%); improving financial forecasting accuracy (1.0%); and facilitating certain inter-department coordination to improve budgeting, forecasting, and reporting accuracy (1.0%).  The achievement of these goals was evaluated and measured in the aggregate.

Ms. Lipcaman’s incentive compensation (including the portion payable under the Cash Bonus Plan) for 2021 was limited by a cap equal to one-times her base salary. This cap was set by the Compensation Committee and included in her employment agreement.

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2022 Proxy Statement | Executive Compensation	Table of Contents

Mr. Vandoorn

For 2021, Mr. Vandoorn's incentive compensation was comprised of one element equal to 0.1% of adjusted net earnings and other elements expressed as a percentage of base salary, measured against performance goals.  These other elements were structured as follows:

CATEGORY	TARGET(1)	MAXIMUM	RELATIVE ACHIEVEMENT VS. BUDGET/EXPECTATION	ACHIEVEMENT (AS A PERCENTAGE OF BASE SALARY)
Variable margin of defined R&D projects(2)	15.0%	15.0%	>100%	10.0%
Third party net sales of defined R&D projects(3)	10.0%	10.0%	>100%	10.0%
Free cash(4)	10.0%	10.0%	>100%	15.0%
Fixed costs(5)	5.0%	5.0%	>100%	5.0%
Personal objectives(6)	10.0%	10.0%	82.0%	8.2%
Total	50.0%	50.0%		48.2%

(1)	The percentage at "Target" in this table represents the bonus payable at achievement of 100% of budget / expectation.

(2)	For achievement of 0% to 100% of budget, the applicable bonus increases ratably from 0% to 15% of base salary.

(3)	For achievement of 0% to 100% of sales of new products related to defined projects, the applicable bonus increases ratably from 0% to 10% of base salary.

(4)	Mr. Vandoorn would not be eligible to receive a bonus if actual free cash was under $100 million. If actual free cash were between $100 million and budget, the applicable bonus increases ratably from 0% to 10% of base salary.

(5)	For achievement of 97% to 100% of budgeted fixed costs under responsibility, the applicable bonus increases ratably from 2.5% to 5% of base salary.

(6)
Mr. Vandoorn's individual performance goals for 2021 (with related bonus opportunity as a percentage of base salary in parentheses) included: meeting R&D milestones (2.0%); defining new innovation targets to achieve sales target (1.5%); fostering acquisition plans (1.5%); completing certain strategic projects (4.0%); and supporting investor relations (1.0%). The achievement of these goals was evaluated and measured in the aggregate.

Mr. Vandoorn’s incentive compensation (including the portion payable under the Cash Bonus Plan) for 2021 was limited by a cap equal to one-times his base salary. This cap was set by the Compensation Committee and included in his employment agreement.

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2022 Proxy Statement | Executive Compensation	Table of Contents

Mr. Valletta

For 2021, Mr. Valletta's incentive compensation was comprised of one element equal to 0.07% of adjusted net earnings and other elements expressed as a percentage of base salary, measured against performance goals.  These other elements were structured as follows:

CATEGORY	TARGET(1)	MAXIMUM	RELATIVE ACHIEVEMENT VS. BUDGET/EXPECTATION	ACHIEVEMENT (AS A PERCENTAGE OF BASE SALARY)
Third party net sales(2)	5.0%	15.0%	>100%	15.0%
Standard variable margin on actual sales(2)(3)	12.5%	12.5%	>100%	12.5%
Free cash(4)	10.0%	10.0%	>100%	10.0%
Fixed costs(5)	5.0%	5.0%	>100%	5.0%
Personal objectives(6)	7.5%	7.5%	86.7%	6.5%
Total	40.0%	50.0%		49.0%

(1)	The percentage at "Target" in this table represents the bonus payable at achievement of 100% of budget / expectation.

(2)
Mr. Valletta would not be eligible to receive a bonus if actual performance were less than 90% of budget. If actual third party net sales were between 90% and 100% of budget, applicable bonus increases ratably from 0% to 5% of base salary. If actual third party net sales were between 100% and 120% of budget, the applicable bonus increases ratably from 5% to 15% of base salary.

(3)	For actual achievement within 2% of budgeted standard variable margin, the applicable bonus increases ratably from 0% to 12.5% of base salary.

(4)	Mr. Valletta would not be eligible to receive a bonus if actual free cash was under $100 million. If actual free cash were between $100 million and budget, the applicable bonus increases ratably from 0% to 10% of base salary.

(5)	For achievement of 97% to 100% of budgeted fixed costs under responsibility, the applicable bonus increases ratably from 2.5% to 5% of base salary.

(6)
Mr. Valletta's individual performance goals for 2021 (with related bonus opportunity as a percentage of base salary in parentheses) included: overseeing certain strategic operations projects (4.0%); integrating acquired businesses (1.0%); establishing a customer service / quote center (1.0%); achieving accounts receivable aging targets (1.0%); and maintaining consignment inventories at specific inventory turnover targets (0.5%).  The achievement of these goals was evaluated and measured in the aggregate.

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2022 Proxy Statement | Executive Compensation	Table of Contents

Mr. Smejkal

For 2021, Mr. Smejkal's incentive compensation was comprised of one element equal to 0.07% of adjusted net earnings and other elements expressed as a percentage of base salary, measured against performance goals.  These other elements were structured as follows:

CATEGORY	TARGET(1)	MAXIMUM	RELATIVE ACHIEVEMENT VS. BUDGET/EXPECTATION	ACHIEVEMENT (AS A PERCENTAGE OF BASE SALARY)
Third party net sales(2)	3.3%	10.0%	>100%	10.0%
Standard variable margin on actual sales(2)(3)	5.0%	5.0%	>100%	5.0%
Free cash(4)	10.0%	10.0%	>100%	10.0%
Sales above budget(5)	0.0%	10.0%	>110%	10.0%
Personal objectives(6)	15.0%	15.0%	86.7%	13.0%
Total	33.3%	50.0%		48.0%

(1)	The percentage at "Target" in this table represents the bonus payable at achievement of 100% of budget / expectation.

(2)
Mr. Smejkal would not be eligible to receive a bonus if actual performance were less than 90% of budget. If actual third party net sales were between 90% and 100% of budget, applicable bonus increases ratably from 0% to 3.3% of base salary. If actual third party net sales were between 100% and 120% of budget, the applicable bonus increases ratably from 3.3% to 10% of base salary.

(3)	For actual achievement within 2% of budgeted standard variable margin, the applicable bonus increases ratably from 0% to 12.5% of base salary.

(4)	Mr. Smejkal would not be eligible to receive a bonus if actual free cash was under $100 million. If actual free cash were between $100 million and budget, the applicable bonus increases ratably from 0% to 10% of base salary.

(5)
Mr. Smejkal would not be eligible to receive a bonus for sales in excess of budget if actual performance were less than 103% of budget.  If actual third party net sales were between 103% and 110% of budget, applicable bonus increases ratably from 0% to 10% of base salary.

(6)
Mr. Smejkal's individual performance goals for 2021 (with related bonus opportunity as a percentage of base salary in parentheses) included: achieving defined growth and sales targets for specific product lines, end-use markets, regions, and customers (totaling 12%); and developing and delivering defined education sessions, webinars, and a virtual event (totaling 3%).  The achievement of these goals was evaluated and measured in the aggregate.

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2022 Proxy Statement | Executive Compensation	Table of Contents

Mr. Tse

For 2021, Mr. Tse's incentive compensation was comprised of one element equal to 0.07% of adjusted net earnings and other elements expressed as a percentage of base salary, measured against performance goals.  These other elements were structured as follows:

CATEGORY	TARGET(1)	MAXIMUM	RELATIVE ACHIEVEMENT VS. BUDGET/EXPECTATION	ACHIEVEMENT (AS A PERCENTAGE OF BASE SALARY)
Adjusted operating margin, Semiconductor segments(2)	9.0%	15.0%	>130%	15.0%
Divisional free cash - Semiconductor segments(3)	7.0%	7.0%	>100%	7.0%
Variable margin of defined R&D projects(4)	5.0%	5.0%	>100%	5.0%
Variable margin on Semiconductor segments' sales(5)	5.0%	5.0%	-0.2%	4.5%
Defined goals for organic growth - Semiconductor segments(6)	8.0%	8.0%	>100%	8.0%
Personal objectives(7)	10.0%	10.0%	60.0%	6.0%
Total	44.0%	50.0%		45.5%

(1)	The percentage at "Target" in this table represents the bonus payable at achievement of 100% of budget / expectation.

(2)
Mr. Tse would not be eligible to receive a bonus if actual performance were less than 85% of budget. If actual adjusted operating margins were between 85% and 100% of budget, applicable bonus increases ratably from 0% to 9% of base salary. If adjusted operating margins were between 100% and 130% of budget, applicable bonus increases ratably from 9% to 15% of base salary.

(3)	Mr. Tse would not be eligible to receive a bonus if divisional free cash for the Semiconductor segments were less than 70% of budget. If actual divisional free cash is between 70% and 100% of budget, applicable bonus increases ratably from 0% to 7% of base salary.

(4)	For achievement of 0% to 100% of budget, the applicable bonus increases ratably from 0% to 5% of base salary.

(5)	For achievement within 2% of applicable variable margin to budgeted variable margin, the applicable bonus increases ratably from 0% to 5% of base salary.

(6)	For achievement of 0% to 100% of expected project completions, the applicable bonus increases ratably from 0% to 8% of base salary.

(7)
Mr. Tse's individual performance goals for 2021 (with related bonus opportunity as a percentage of base salary in parentheses) included: reducing customer complaints to specified goals (2.0%); achieving specified sales service targets (2.0%); overseeing the qualification process of a new foundry (2.0%); overseeing certain expansion projects (3.0%); and overseeing certain strategic purchasing initiatives (1.0%).

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Executive Compensation	Table of Contents

Mr. Webster

For 2021, Mr. Webster's incentive compensation was comprised of one element equal to 0.07% of adjusted net earnings and other elements expressed as a percentage of base salary, measured against performance goals.  These other elements were structured as follows:

CATEGORY	TARGET(1)	MAXIMUM	RELATIVE ACHIEVEMENT VS. BUDGET/EXPECTATION	ACHIEVEMENT (AS A PERCENTAGE OF BASE SALARY)
Adjusted operating margin, Passive segments(2)	9.0%	15.0%	118.4%	12.7%
Divisional free cash - Passive segments(3)	7.0%	7.0%	94.3%	5.7%
Variable margin of defined R&D projects(4)	5.0%	5.0%	>100%	5.0%
Variable margin on Passive segments' sales(5)	5.0%	5.0%	-1.7%	0.8%
Defined goals for organic growth - Passive segments(6)	8.0%	8.0%	>100%	8.0%
Personal objectives(7)	10.0%	10.0%	80.0%	8.0%
Total	44.0%	50.0%		40.2%

(1)	The percentage at "Target" in this table represents the bonus payable at achievement of 100% of budget / expectation.

(2)
Mr. Webster would not be eligible to receive a bonus if actual performance were less than 85% of budget. If actual adjusted operating margins were between 85% and 100% of budget, applicable bonus increases ratably from 0% to 9% of base salary. If adjusted operating margins were between 100% and 130% of budget, applicable bonus increases ratably from 9% to 15% of base salary.

(3)	Mr. Webster would not be eligible to receive a bonus if divisional free cash for the Passive segments were less than 70% of budget. If actual divisional free cash is between 70% and 100% of budget, applicable bonus increases ratably from 0% to 7% of base salary.

(4)	For achievement of 0% to 100% of budget, the applicable bonus increases ratably from 0% to 5% of base salary.

(5)	For achievement within 2% of applicable variable margin to budgeted variable margin, the applicable bonus increases ratably from 0% to 5% of base salary.

(6)	For achievement of 0% to 100% of expected project completions, the applicable bonus increases ratably from 0% to 8% of base salary.

(7)
Mr. Webster’s individual performance goals for 2021 (with related bonus opportunity as a percentage of base salary in parentheses) included: achieving certain cost reductions (3.0%); reducing customer complaints to specified goals (0.5%); developing an expansion plan for certain divisions (0.5%); developing specifically identified product strategies (5.0%); and achieving specified sales service targets (1.0%).

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Executive Compensation	Table of Contents

Mr. Randebrock

For 2021, Mr. Randebrock's incentive compensation was comprised of one element equal to 0.05% of adjusted net earnings and other elements expressed as a percentage of base salary, measured against performance goals.  These other elements were structured as follows:

CATEGORY	TARGET(1)	MAXIMUM	RELATIVE ACHIEVEMENT VS. BUDGET/EXPECTATION	ACHIEVEMENT (AS A PERCENTAGE OF BASE SALARY)
Free cash(2)	10.0%	10.0%	>100%	10.0%
Fixed costs(3)	10.0%	10.0%	>100%	10.0%
Personal objectives(4)	10.0%	10.0%	90.0%	9.0%
Total	30.0%	30.0%		29.0%

(1)	The percentage at "Target" in this table represents the bonus payable at achievement of 100% of budget / expectation.

(2)
Mr. Randebrock would not be eligible to receive a bonus if actual free cash was under $100 million. If actual free cash were between $100 million and budget, the applicable bonus increases ratably from 0% to 10.0% of base salary.

(3)	For achievement of 97% to 100% of budgeted fixed costs under responsibility, the applicable bonus increases ratably from 5.0% to 10.0% of base salary.

(4)
Mr. Randebrock’s individual performance goals for 2021 (with related bonus opportunity as a percentage of base salary in parentheses) included: introducing an HR IT system (2.0%); rolling-out a strategic HR “business partner” program to all divisions (3.0%); developing a “specialist career” model (2.0%); achieving certain talent retention goals (2.0%); and improving certain aspects of the budgeting process (1.0%).

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Executive Compensation	Table of Contents

Other Considerations Regarding Executive Compensation

Israeli benefits

Messrs. Zandman and Webster are employed by Vishay Israel Ltd., an Israeli subsidiary of Vishay Intertechnology, Inc., and are residents of Israel.  As a result, they are entitled to certain benefits that are generally available to employees in Israel on a non-discriminatory basis, but are not afforded to the other Executive Officers. These include Company contributions to the following benefits or benefit-funds:

•	advanced training fund, 7.5% of base salary

•	severance fund, 8.33% of base salary

•	disability insurance, 2.5% of base salary

•	pension fund, 5% of base salary

These benefits are required by Israeli law or employment practices generally, and were taken into account by the Compensation Committee in formulating the overall compensation package for our executive officers.

Effective January 1, 2022, Vishay Israel Ltd. initiated a non-qualified deferred compensation plan available to all highly-compensated employees as further described on page 36.

Foreign currency considerations

Dr. Paul and Mr. Randebrock are employed by German subsidiaries of Vishay, Vishay Europe GmbH and Vishay Electronic GmbH, respectively, and are German citizens.  Accordingly, our employment agreements with Dr. Paul and Mr. Randebrock provide for their base salaries to be denominated (and paid) in euro.  Ms. Lipcaman is also employed by Vishay Europe GmbH, and her employment agreement provides for her base salary to be denominated (and paid) in euro.  Mr. Vandoorn is employed by Vishay Capacitors Belgium NV and is a citizen of Belgium. His employment agreement provides for his base salary to be denominated (and paid) in euro. Messrs. Zandman and Webster, as residents of Israel, have their base salaries denominated (and paid) in new Israeli shekels.  Mr. Tse is employed by Vishay Singapore Pte. Ltd. and is a resident of the Republic of China (Taiwan), with his base salary denominated (and paid) in Taiwan dollars. The amounts reported in U.S. dollars as compensation for these executives fluctuate based on changes in exchange rates. The dollar amounts shown in the Summary Compensation Table were determined using the 2021 annual average exchange rates.

"Jubilee" Long-Service Awards

All employees of certain Vishay subsidiaries in Europe receive a special award upon achieving certain defined years-of-service milestones.  None of the Executive Officers received a jubilee service award in 2021.

Tax deductibility of executive compensation

On December 22, 2017, the Tax Cuts and Jobs Act ("TCJA") was enacted in the United States.

Prior to the enactment of the TCJA, Section 162(m) of the Internal Revenue Code limited the annual tax deduction for compensation paid to each of the Chief Executive Officer and any of the three other highest paid executive officers, other than the Chief Financial Officer, to $1 million.  However, compensation that qualified as performance-based compensation was deductible even in excess of $1 million.

The TCJA continues the $1 million limitation on the annual tax deduction for compensation paid to "covered employees," and expands the officers considered "covered employees."  The Chief Financial Officer is now also considered a "covered employee."  In addition, any executive who is identified as a covered employee for a tax year after December 31, 2016, remains a covered employee for all future years.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Executive Compensation	Table of Contents

The TCJA removes the exemption for "qualified performance-based compensation" and also removes the exemption for compensation paid after termination, in each case, except for compensation payable under a written binding contract in effect on November 2, 2017, so long as the contract is not materially modified after that date.

As part of its role, the Compensation Committee reviews and considers the tax deductibility of executive compensation. Although the Company will not receive the benefit of deductibility for new awards of performance-based compensation that are in excess of the $1 million deductibility cap, the Compensation Committee continues to view pay for performance as an important part of our executive compensation policy.

Certain covenants

Under the terms of their employment arrangements, the Executive Officers are subject to customary non-competition, non-solicitation, non-disparagement and confidentiality covenants (or, in the cases of Ms. Lipcaman and Mr. Randebrock, are subject to garden leave provisions that would have a similar effect).  The non-competition and non-solicitation covenants for executives remain in force through the first or second anniversary of the date of termination of the executive's employment with the Company depending on the executive's position.

Clawback Policy

The Company has a formal clawback policy under which Vishay will seek to recover erroneously awarded compensation during the prior three years from executive officers upon a restatement of Vishay's financial statements, unless the Compensation Committee determines it would be impracticable or impermissible to do so. The clawback policy is administered by the Compensation Committee, which has the sole discretion in making all determinations under the clawback policy.

Executive Compensation Advisory Vote and Its Frequency

Our Board included an advisory stockholder vote on executive compensation (commonly referred to as "say-on-pay") in its 2021 proxy materials. The Compensation Committee appreciates that over 97% of the votes cast on such proposal approved the executive compensation discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables, and the narrative executive compensation disclosure contained in our 2021 Proxy Statement. Our Compensation Committee interprets the results of this vote as an endorsement of existing programs and therefore, we have not made material changes to our approach to executive officer compensation based on such vote.

In addition, our Board included in its 2019 proxy materials an advisory stockholder vote on how frequently it should conduct a “say-on-pay” vote. In line with the Board’s recommendation, a majority of the shares voting recommended that the Company conduct a “say-on-pay” vote annually. Therefore, our Board of Directors is again this year submitting for a non-binding stockholder vote our executive compensation as described in this proxy statement.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Report of the Compensation Committee	Table of Contents

REPORT OF THE COMPENSATION COMMITTEE

To Our Stockholders:

We have reviewed and discussed with management the Compensation Discussion and Analysis.  Based on that review and discussion, we have recommended to the Board of Directors and the Board has approved, that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2021.

Respectfully submitted,

The Compensation Committee of the Board of Directors

Timothy V. Talbert, Chair
Dr. Renee B. Booth
Dr. Abraham Ludomirski
Thomas C. Wertheimer

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be "soliciting material" or "filed" with the SEC and shall not be deemed to be incorporated by reference into any such filing.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Compensation Tables	Table of Contents

COMPENSATION TABLES

Summary Compensation Table

The following table summarizes information regarding compensation earned, held by, or paid to our principal executive officer ("PEO"), principal financial officer ("PFO"), and our three mostly highly compensated executive officers other than the PEO and PFO.  The information included in the table should be read in conjunction with the footnotes which follow, the descriptions of the employment arrangements with each Executive Officer described in "Compensation Discussion and Analysis," and the additional tables on the pages which follow.

The Compensation Committee of the Board of Directors establishes and approves all compensation for all Executive Officers and administers Vishay's incentive and equity-based compensation plan.  Because the Compensation Committee determines compensation for all Executive Officers, the "Compensation Discussion and Analysis" section discusses compensation of all nine of our Executive Officers.  The compensation tables which follow include only the five executives required to be disclosed in this manner by SEC rules ("Named Executive Officers").

		SALARY	STOCK AWARDS	NON-EQUITY INCENTIVE PLAN COMP.	CHANGE IN PENSION VALUE AND NON-QUALIFIED DEFERRED COMP. EARNINGS	ALL OTHER COMP.
		(1)	(2)(3)(4)	(5)	(6)(7)(8)	(9)	TOTAL
NAME AND PRINCPAL POSITION	YEAR	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(e)	(g)	(h)	(i)	(j)
Marc Zandman	2021	$1,231,008	$1,689,011	$3,372,960	$1,135,297	$477,028	$7,905,304
Executive Chair of the Board,	2020	1,121,887	1,224,817	1,340,500	858,944	511,103	5,057,251
Chief Business Development Officer,	2019	1,051,010	1,606,030	1,830,950	913,201	487,271	5,888,462
and President - Vishay Israel Ltd.

Dr. Gerald Paul	2021	1,304,432	2,171,288	3,913,296	783,819	215,688	8,388,523
President and Chief Executive Officer	2020	1,219,556	1,592,626	1,675,625	624,239	210,768	5,322,814
	2019	1,164,144	2,230,717	2,288,688	185,738	204,842	6,074,129

Lori Lipcaman	2021	546,137	403,826	546,137	30,676	34,200	1,560,976
Executive Vice President and	2020	510,600	248,721	349,149	253,947	30,355	1,392,772
Chief Financial Officer	2019	487,401	239,165	370,295	209,758	27,151	1,333,770

Johan Vandoorn	2021	613,361	323,942	613,361	-	190,715	1,741,379
Executive Vice President and	2020	573,450	186,225	380,060	-	177,206	1,316,941
Chief Technical Officer	2019	547,395	268,600	389,463	-	155,289	1,360,747

Clarence Tse	2021	693,378	288,272	551,594	-	155,603	1,688,847
Executive Vice President	2020	637,806	151,152	303,673	-	147,863	1,240,494
Business Head Semiconductors	2019	592,385	212,056	239,476	-	147,406	1,191,323

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2022 Proxy Statement | Compensation Tables	Table of Contents

(1)
Column (c) reflects base salary earned during the respective years.  The employment agreements for Dr. Paul, Mr. Vandoorn, and Ms. Lipcaman specify that their salaries be denominated and paid in euro.  The employment agreement for Mr. Zandman provides for his salary to be denominated and paid in Israeli shekels.  The employment agreement for Mr. Tse specifies for his salary to be denominated and paid in new Taiwan dollars. The amounts presented have been converted into U.S. dollars at the weighted average exchange rate for the year.

(2)
Column (e) represents the grant-date fair value of RSUs and PBRSUs granted in the respective years determined in accordance with FASB ASC Topic 718 in the year of grant. The grant-date fair value is based on the same assumptions described in Note 12 of our consolidated financial statements included in our Form 10-K filed on February 23, 2022, including the consideration of the present value of assumed dividends which are not received by the RSU holder during the vesting period. The grant-date fair value is recognized for accounting purposes over the period the recipient is required to provide service in exchange for the respective awards.  At the grant date, the Company expected all performance-based vesting criteria to be achieved.  Accordingly, the grant-date fair value for the PBRSUs reflects the expectation that the maximum number of units will be earned. The common stock underlying the RSU and PBRSU awards is not received until the awards are vested (in some cases, subject to satisfaction of performance conditions) and accordingly, there can be no assurance that the grant-date fair value of these awards will ever be realized.

(3)	For financial accounting purposes, the grant-date fair value is determined on the date that the Compensation Committee approves the number of RSUs to be granted under this provision. Accordingly, the value of the grant shown in the Summary Compensation Table will be different than the LTI value.

(4)	Column (e) also includes the grant-date fair value of 5,000 phantom stock units awarded annually to Mr. Zandman and Dr. Paul pursuant to the terms of their employment agreements. The common stock underlying these awards is not received until termination of employment, and accordingly, there can be no assurance that the grant-date fair value of these awards will ever be realized.

(5)	Column (g) reflects non-equity incentive compensation earned by our executive officers during the respective years, translated at the weighted average exchange rate for the year. The incentive compensation for 2021 for Dr. Paul, Ms. Lipcaman, and Mr. Vandoorn was limited by the caps set by the Compensation Committee and included in their respective employment agreements.

(6)	Column (h) reflects the change in the actuarial present value of the Named Executive Officer's pension and other post-employment benefits under respective defined benefit retirement plans, from the plan measurement date used in preparing the prior year consolidated financial statements to the plan measurement date used in preparing the current year consolidated financial statements, determined using the same interest rate, mortality, and other actuarial assumptions used in our consolidated financial statements as set forth in Note 11 thereof. Messrs. Vandoorn and Tse do not participate in any defined benefit retirement plans.

(7)	The Company includes in these pension and post-employment benefits certain termination benefits for Dr. Paul and Mr. Zandman which are payable at normal retirement if such executives are employed by the Company at age 62. See "Pension and Retirement Benefits" beginning on page 52.

(8)	Dr. Paul and Mr. Zandman also receive annual contributions to our non-qualified deferred compensation plan under which amounts deferred are credited with earnings based on the performance of notional investment options available under the plan. No portion of the earnings credited were "above market" or "preferential." Consequently, no deferred compensation plan earnings are included in the amounts reported in column (h). See the "Non-qualified Deferred Compensation" table for more information on the benefits payable under the non-qualified deferred compensation plan.

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2022 Proxy Statement | Compensation Tables	Table of Contents

(9)	All other compensation includes amounts deposited on behalf of each Named Executive Officer into Vishay's non-qualified deferred compensation plan pursuant to the employment agreements with each Executive Officer, personal use of company car, Company contributions to defined contribution plans outside of the United States, benefits generally available to employees in Israel, medical benefits in excess of normal group or government health insurance in country of residence, additional units of phantom stock granted as a result of dividends declared by the Company, and other perquisites, as described below (asterisk denotes amounts paid in foreign currency and translated at average exchange rates for the year):

	2021	2020	2019
Marc Zandman	$100,000	$100,000	$100,000	Company contribution to non-qualified deferred compensation plan
	71,666	89,512	45,650	Personal use of Company car*
	179,543	194,594	246,149	Statutory Israeli employment benefits*
	85,543	89,920	61,963	Medical and prescription drug costs
	40,276	37,077	33,509	Phantom stock - dividend equivalents
	$477,028	$511,103	$487,271	Total

Dr. Gerald Paul	$100,000	$100,000	$100,000	Company contribution to non-qualified deferred compensation plan
	46,218	44,507	43,438	Personal use of Company car*
	29,194	29,184	27,895	Company-paid medical costs*
	40,276	37,077	33,509	Phantom stock - dividend equivalents
	$215,688	$210,768	$204,842	Total

Lori Lipcaman	$16,980	$14,455	$14,212	Personal use of Company car*
	17,220	15,900	12,939	Company-paid medical costs*
	$34,200	$30,355	$27,151	Total

Johan Vandoorn	$22,142	$21,512	$8,843	Personal use of Company car*
	164,042	151,338	142,215	Company contribution to defined contribution retirement plan and related life insurance*
	273	255	199	Company-paid medical costs*
	4,258	4,101	4,032	Allowances*
	$190,715	$177,206	$155,289	Total

Clarence Tse	$60,286	$55,495	$60,614	Personal use of Company car*
	57,244	55,129	59,555	Company contribution to defined contribution retirement plan and related life insurance*
	23,623	23,372	14,676	Company-paid medical costs*
	10,189	9,653	9,852	Children tuition subsidy*
	-	-	696	Travel expenses*
	4,261	4,214	2,013	Accounting services*
	$155,603	$147,863	$147,406	Total

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Compensation Tables	Table of Contents

2021 Grants of Plan Based Awards

The following table provides information with regard to plan based awards granted to each Named Executive Officer during 2021.  The information included in the table should be read in conjunction with the footnotes which follow and the description of Vishay's 2007 Program described in "Compensation Discussion and Analysis."

		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SHARES OF STOCK OR UNITS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS	GRANT DATE FAIR VALUE OF STOCK AWARDS
		(1)			(2)			(3)	(4)
	GRANT	THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM
NAME	DATE	($)	($)	($)	(#)	(#)	(#)	(#)	($)
Marc Zandman	1/1/2021	-	1,468,000	3,693,024	-	-	-	5,000	104,450
	2/23/2021	-	-	-	26,154	52,308	52,308	17,435	1,584,561

Dr. Gerald Paul	1/1/2021	-	1,835,000	3,913,296	-	-	-	5,000	104,450
	2/23/2021	-	-	-	34,114	68,228	68,228	22,742	2,066,838

Lori Lipcaman	1/1/2021	-	384,041	546,137	-	-	-	-	-
	2/23/2021	-	-	-	4,444	8,887	8,887	8,887	403,826

Johan Vandoorn	1/1/2021	-	453,480	613,361	-	-	-	-	-
	2/23/2021	-	-	-	3,565	7,129	7,129	7,129	323,942

Clarence Tse	1/1/2021	-	407,846	693,378	-	-	-	-	-
	2/23/2021	-	-	-	3,172	6,344	6,344	6,344	288,272

(1)	Amounts in these columns represent the threshold, target and maximum bonus levels for each Named Executive Officer.

(2)	Included in this columns are PBRSUs granted pursuant to the respective employment agreements of the Named Executive Officers. The number of PBRSUs shown in the "threshold" column are those that would vest if 70% of the applicable performance criteria are achieved.

(3)
Included in this column are awards of phantom stock granted to Mr. Zandman and Dr. Paul and annual awards of RSUs granted pursuant to the respective employment agreements of the Named Executive Officers.

(4)	Amounts in this column include:

•
the grant-date fair value of the RSUs (including PBRSUs).  The amount is calculated using the closing price of Vishay stock on the date of grant of $23.86 adjusted for the present value of expected dividends.  The common stock underlying these awards is not received until the awards are vested (in some cases, subject to the satisfaction of performance conditions) and accordingly, there can be no assurance that the grant-date fair value of these awards will ever be realized.

•
the grant-date fair value of 5,000 phantom stock units awarded annually to certain executive officers pursuant to the terms of their employment agreements.  The amount is calculated using the closing price of Vishay stock on the grant date of $20.89.  The common stock underlying these awards is not received until termination of employment, and accordingly, there can be no assurance that the grant-date fair value of these awards will ever be realized.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Compensation Tables	Table of Contents

Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding unvested stock awards (RSUs) held by our Named Executive Officers as of December 31, 2021.
		STOCK AWARDS
NAME	GRANT DATE (1)(2)	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OF UNITS OF STOCK THAT HAVE NOT VESTED ($) (3)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#) (4)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (3)

Marc Zandman(5)	2/28/2019	18,108	396,022	54,323	1,188,044
	2/28/2020	15,890	347,514	47,669	1,042,521
	2/23/2021	17,435	381,303	52,308	1,143,976
Total		51,433	1,124,839	154,300	3,374,541

Dr. Gerald Paul(5)	2/28/2019	25,562	559,041	76,687	1,677,145
	2/28/2020	21,120	461,894	63,361	1,385,705
	2/23/2021	22,742	497,368	68,228	1,492,146
Total		69,424	1,518,303	208,276	4,554,996

Lori Lipcaman(5)	2/28/2019	2,854	62,417	8,562	187,251
	2/28/2020	3,537	77,354	10,611	232,063
	2/23/2021	8,887	194,359	8,887	194,359
Total		15,278	334,130	28,060	613,673

Johan Vandoorn(5)	2/28/2019	3,205	70,093	9,616	210,302
	2/28/2020	2,648	57,912	7,945	173,757
	2/23/2021	7,129	155,911	7,129	155,911
Total		12,982	283,916	24,690	539,970

Clarence Tse(5)	2/28/2019	2,530	55,331	7,592	166,037
	2/28/2020	2,149	46,999	6,449	141,040
	2/23/2021	6,344	138,743	6,344	138,743
Total		11,023	241,073	20,385	445,820

(1)	RSUs granted February 28, 2019 cliff-vested on January 1, 2022.

(2)
75% of the RSUs granted in each of 2019 and 2020, include performance-based vesting criteria. In 2021, 75% of the RSUs for Mr. Zandman and Dr. Paul and 50% of the RSUs for Ms. Lipcaman and Messrs. Vandoorn and Tse, include performance-based vesting criteria. These performance-based RSUs are shown in the column entitled "Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested."

(3)	Based on the closing price of Vishay common stock on December 31, 2021 of $21.87.

(4)	The performance-based RSUs are shown at "maximum".

(5)
Time-based vesting conditions will be deemed satisfied, and performance-based vesting conditions will remain in effect, upon the executive's death, disability, termination without cause, resignation with "good reason," or resignation for any reason following the attainment of age 62 (except where cause exists).  In the event of voluntary termination by the executive before age 62 (without "good reason") or termination for cause, the executive's outstanding RSUs (including PBRSUs) will be forfeited. As of December 31, 2021, the following NEOs had attained age 62:

Dr. Gerald Paul
Lori Lipcaman
Johan Vandoorn
Clarence Tse
Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Compensation Tables	Table of Contents

2021 Stock Vested

The following table provides information with regard to amounts paid to or received by our Named Executive Officers during 2021 as a result of vesting of restricted stock units (including performance-based RSUs).
	STOCK AWARDS
	NUMBER OF SHARES ACQUIRED ON VESTING	VALUE REALIZED ON VESTING
NAME	(#)	($)
(a)	(d)	(e)
Marc Zandman	60,255	1,392,944
Dr. Gerald Paul	81,337	1,880,309
Lori Lipcaman	9,081	209,931
Johan Vandoorn	10,199	235,775
Clarence Tse	8,361	193,286

The table above excludes RSUs with a vesting date of January 1, 2022.

Pension and Retirement Benefits

Vishay maintains various retirement benefit plans and arrangements.

Vishay's German subsidiaries have a noncontributory defined benefit plan governed by German law covering its management and executive employees.  Dr. Paul and Ms. Lipcaman participate in this plan.  Dr. Paul also has an individual contractual pension arrangement with Vishay Europe GmbH that will pay an annual benefit upon retirement at age 65 based on his years of service (up to 25) and average salary and bonus in the three highest of his final ten years of employment ("final average compensation").  The retirement benefit will not exceed 40% of such final average compensation, and the individual contractual pension amount will be reduced by pension amounts payable under the noncontributory defined benefit plan of Vishay Europe GmbH and its subsidiaries.  Dr. Paul has voluntarily agreed to a maximum limit of €180,000 per year with respect of such final average compensation.  The Compensation Committee may, however, in its sole discretion, elect to increase the €180,000 limitation to reflect Dr. Paul's actual salary and bonus, to take into account cost of living adjustments, or as it may otherwise deem appropriate.

In 2010, Dr. Paul's and Mr. Zandman's employment arrangements were modified such that upon any termination (other than for cause) after attaining age 62, the executive would be entitled to the same payments and benefits he would have received if his respective employment was terminated by Vishay without cause or by the respective executive for good reason. These modifications were included in amendments signed on August 8, 2010. The expense associated with the modifications to the employment arrangements of Dr. Paul and Mr. Zandman effectively represents a defined retirement benefit that will be recognized for financial accounting purposes over the remaining service period of the individuals.

Messrs. Vandoorn and Tse do not participate in any defined benefit retirement plans.

See the discussion of post-employment medical benefits within the section "Employee Benefits" on page 36.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Compensation Tables	Table of Contents

2021 Pension and Retirement Benefits Table

The following table provides information regarding the present value of benefits accrued under these retirement benefit plans and arrangements:

NAME (a)	PLAN NAME (b)	NUMBER OF YEARS CREDITED SERVICE (#) (c)	PRESENT VALUE OF ACCUMULATED BENEFIT (1) ($) (d)	PAYMENTS DURING LAST FISCAL YEAR ($) (e)
Marc Zandman	Individual contractual post-employment medical arrangement	n/a	727,591	-
	Individual contractual termination benefits(3)	n/a	8,699,419	-
Dr. Gerald Paul(2)	Vishay Europe GmbH Pension Plan and individual contractual arrangement	n/a	3,076,190	-
	Individual contractual post-employment medical arrangement	n/a	230,602	-
	Individual contractual termination benefits(3)	n/a	9,467,783	-
Lori Lipcaman(2)	Vishay Europe GmbH Pension Plan	32	2,028,242	-

(1)	These amounts have been calculated using interest rate, mortality, and other actuarial assumptions consistent with those used for financial reporting purposes set forth in Note 11 to Vishay's consolidated financial statements included in our 2021 Annual Report on Form 10-K.

(2)	Dr. Paul's and Ms. Lipcaman's benefits are denominated in euro. The U.S. dollar amounts shown in the table is based on the weighted average conversion rate for 2021.

(3)	These termination benefits are payable upon normal retirement and accordingly the present value is included in this table. See "Potential Payments Upon Termination or a Change in Control."

Non-qualified Deferred Compensation

The Executive Officers may participate in a non-qualified deferred compensation plan, which is available to all employees who meet certain criteria under the Internal Revenue Code.  Certain Executive Officers are entitled under their respective employment agreements to annual contributions to this plan by Vishay, less certain applicable taxes.  The Executive Officers are also eligible to elect to defer additional amounts of compensation, subject to certain limitations.

Amounts contributed to these plans prior to January 1, 2005 were deemed deferred until retirement or termination of employment.  Effective January 1, 2005, all employees that participate in the plan were given the option to choose shorter deferral periods for all or a portion of their deferred compensation.  All of the Executive Officers have elected to defer all amounts of compensation until retirement or termination of employment, at which time, the amounts would be paid in a lump sum.  To the extent required to avoid tax penalties, the deferred amounts are not paid until six months after the termination of employment.

While deferred, amounts are credited with "earnings" based on the performance of notional investment options available under the plan.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Compensation Tables	Table of Contents

2021 Non-qualified Deferred Compensation Table

The following table sets forth information relating to the activity in the non-qualified deferred compensation plan accounts of the Executive Officers during 2021 and the aggregate balance of the accounts as of December 31, 2021:
NAME (a)	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR ($) (b)	REGISTRANT CONTRIBUTIONS IN LAST FISCAL YEAR (1) ($) (c)	AGGREGATE EARNINGS IN LAST FISCAL YEAR ($) (d)	AGGREGATE WITHDRAWALS/DISTRIBUTIONS ($) (e)	AGGREGATE BALANCE AT LAST FISCAL YEAR END (2) ($) (f)
Marc Zandman	-	100,000	601,096	-	4,275,638
Dr. Gerald Paul	-	100,000	322	-	1,924,643

(1)	These amounts are included in column (i) of the "Summary Compensation Table" as a component of "All Other Compensation." No portion of the earnings credited during 2021 was "above market" or "preferential." Accordingly, no amounts related to earnings on deferred compensation have been included in the "Summary Compensation Table."
(2)	Of the amount reported, $1,800,000 has been previously reported in the Summary Compensation Tables of prior years' proxy statements for each Mr. Zandman and Dr. Paul.

Potential Payments Upon Termination or a Change in Control

Our employment agreements with our Executive Officers provide incremental compensation in the event of termination, as described below.  Generally, Vishay does not provide any incremental severance or other benefits specifically upon a change in control other than accelerated vesting of RSUs and PBRSUs.  Termination of employment also impacts phantom stock units and non-qualified deferred compensation balances.

Mr. Zandman and Dr. Paul

The executive employment contracts of Dr. Paul and Mr. Zandman contain severance provisions providing generally for three years of compensation in the case of a termination without cause, a voluntary termination by the executive for "good reason" (as defined in the employment agreement), or any termination (other than for cause) after attaining age 62.  As Dr. Paul has already attained age 62, any voluntary termination of his employment would result in his receiving the severance described below.

Specifically, severance items include:

•	salary continuation for three years, payable over three years;

•	5,000 shares of common stock annually for three years. Because these shares are granted after termination of employment, actual shares – rather than phantom stock units – are granted;

•	bonus for the year of termination;

•	payment of any earned but unpaid bonus for the previously completed year;

•	$1,500,000 lump sum cash payment. This payment replaces the annual deferred compensation credits and the annual bonus for the 3-year severance period;

•	lifetime continuation of executive's life insurance benefit. In lieu of insurance, the Company has assumed this obligation;

•	the immediate vesting of the executive's outstanding RSUs and the outstanding PBRSUs shall vest on their normal vesting date to the extent applicable performance criteria are realized (provided that upon a change in control, the outstanding PBRSUs would immediately vest as if the performance criteria had been satisfied); and

•	continuation of executive's medical benefit for a maximum of three years if the termination occurs before attaining age 62 and lifetime continuation up to an annual premium value if the termination occurs after attaining age 62. For Dr. Paul, this annual premium value is $15,000. For Mr. Zandman this annual premium value is $50,000 and subject to possible increase as detailed in his employment agreement, see page 36.

In addition, Dr. Paul will receive payment of his individual contractual pension in the event of a termination for any reason, as well as accrued benefits under the Vishay Europe GmbH pension plan.
Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Compensation Tables	Table of Contents

Other Executives

The employment agreements of Ms. Lipcaman and Messrs. Vandoorn and Tse provide that upon a termination without cause or resignation with "good reason" (as defined in the respective agreements), and subject to the execution of a general release, the executives will be entitled to receive:

•	continuation of base salary for 36 months;

•	payment of any earned but unpaid bonus for the previously completed year; and

•	payment of a pro-rata bonus for the year of termination, based on that year's actual performance.

Upon a termination without cause or resignation with good reason within 16 months following a change in control, the 36 months of base salary continuation will be paid as a lump sum payment. In addition, during the 12 month period beginning 4 months following a change in control, these executives may voluntarily resign and receive the severance benefits described above (including the lump sum payment of the salary continuation element) provided that in Ms. Lipcaman's case, the notice and payment timing are slightly different due to local law considerations.

In the event of termination due to death or disability, the executive or their estate will receive payment of any earned but unpaid bonus for the previously completed year; and payment of a pro-rata bonus for the year of termination, based on that year's actual performance.

Regarding equity awards, time-based vesting conditions will be deemed satisfied, and performance-based vesting conditions will remain in effect, upon the executive's death, disability, termination without cause, resignation with "good reason," or resignation for any reason following the attainment of age 62 (except where cause exists). Equity awards immediately vest upon a change in control.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Compensation Tables	Table of Contents

Summary of Potential Payments Upon Termination or a Change in Control

The following table summarizes the elements of compensation that would have been received by each of the Company's executive officers had they been terminated without cause or for "good reason" as of December 31, 2021. As described above, the amount of the severance payments is the same upon termination without cause or resignation with "good reason" and upon termination following a change of control, though in the case of Ms. Lipcaman and Messrs. Vandoorn and Tse, the timing of such payments differ.

	SALARY CONT. (1)	BONUS (2)	STOCK GRANTS (3)(4)	LUMP SUM TERMINATION PAYMENT	PENSION (5)	MEDICAL BENEFIT (6)	LIFE INSURANCE BENEFIT (7)	NON-QUALIFIED DEFERRED COMPENSATION (8)

Marc Zandman	$3,693,024	$3,372,960	$4,827,430	$1,500,000	$-	$219,018	$1,231,008	$4,275,638
Dr. Gerald Paul	3,913,296	3,913,296	6,401,349	1,500,000	3,076,190	230,602	1,304,432	1,924,643
Lori Lipcaman	1,638,411	-	947,803	-	1,942,027	-	-
Johan Vandoorn	1,840,083	-	823,886	-	-	-	-
Clarence Tse	2,080,134	-	686,893	-	-	-	-

(1)	Equals 3 times U.S. dollar value of the 2021 salary.

(2)	Consists of non-equity incentive plan compensation for 2021 as reflected in the "Summary Compensation Table."

(3)	For Mr. Zandman and Dr. Paul, includes 15,000 shares, multiplied by $21.87, which was the closing price of Vishay's common stock on December 31, 2021. The shares are to be paid out over three years.

(4)	Includes the value of RSUs outstanding as of December 31, 2021, including PBRSUs, and assumes all performance criteria will be met.

(5)	Present value of accumulated benefit reflected in the "Pension Benefits" table, paid annually until death, exclusive of contractual termination payments for Dr. Paul (other than retiree medical benefits, which are shown in next column).

(6)	For Dr. Paul, represents actuarial present value of lifetime retiree medical benefit. For Mr. Zandman, represents three years of post-termination medical benefits based on 2021 amounts.

(7)	The employment agreements of Mr. Zandman and Dr. Paul provide for a lifetime continuation of their life insurance benefits, with a death benefit equal to one time final base salary payable to their respective beneficiaries. The Company has decided to self-insure these obligations. The table estimates the value of this life insurance benefit at the 2021 base salaries of Mr. Zandman and Dr. Paul, respectively, without consideration of the time value of money.

(8)	Aggregate balance at year end as reflected in the "Non-qualified Deferred Compensation" table.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Compensation Tables	Table of Contents

For Mr. Zandman and Dr. Paul, a termination by reason of disability is deemed in their respective employment agreements to be equivalent to a termination without cause.  Accordingly, presuming termination by disability as of December 31, 2021, the compensation described in the table above would be payable.  Additionally, Mr. Zandman and Dr. Paul would be eligible for disability compensation payable under a self-insured disability insurance obligation.  Such disability benefit would be equal to 60% of their respective base salary and average annual bonus at the time of disability.

For Ms. Lipcaman, Mr. Vandoorn, and Mr. Tse, a termination by reason of disability does not constitute a termination without cause pursuant to their respective employment agreements.  Upon a termination by reason of disability, Ms. Lipcaman, Mr. Vandoorn, and Mr. Tse would be entitled to the following:

•	a lump sum cash payment equal to all accrued compensation;

•	all rights he or she is entitled to under the terms of any Vishay retirement plans and benefit plans, including disability insurance; and

•
payment of a pro-rata bonus for the fiscal year in which notice of termination is given, determined and paid in the same manner and at the same time as such bonus would have been determined and paid in the absence of such termination.

Furthermore, upon termination by reason of disability, any service-based vesting criteria applicable to outstanding RSUs will be deemed satisfied and any performance-based vesting criteria applicable to such equity awards will remain in effect.

Accordingly, presuming termination by disability as of December 31, 2021, Ms. Lipcaman, Mr. Vandoorn, and Mr. Tse would each receive their 2021 bonus, as reported in column (e) of the Summary Compensation Table on page 47; plus the amounts presented in the table above for “stock grants” and “pension.”

Upon a termination by reason of death, the beneficiaries of Mr. Zandman and Dr. Paul would be entitled to:

•	a lump sum cash payment equal to all accrued compensation;

•	payment of phantom stock; and

•	payment of non-qualified deferred compensation.

Additionally, upon a termination by reason of death, the beneficiaries of Mr. Zandman and Dr. Paul would be eligible for continued medical benefits and for a death benefit under a self-insured life insurance obligation, equal to three times base salary while employed (and one times base salary upon retirement).  Presuming death as of December 31, 2021, the amounts presented in the table above, other than the “lump sum termination payment,” would be payable upon the death of Mr. Zandman and Dr. Paul, with the self-insured death benefit replacing the amount presented as “salary continuation.”

For Ms. Lipcaman, Mr. Vandoorn, and Mr. Tse, a termination by reason of death would result in the same compensation paid to their respective beneficiaries as would be payable by reason of termination by disability.

Excise Taxes Upon a Change in Control

Section 4999 of the Internal Revenue Code imposes a 20% excise tax on certain compensation paid upon a change in control if the compensation exceeds three times the executive's average annual compensation.  Vishay does not provide any severance or other non-equity benefits specifically upon a change in control, but under the Internal Revenue Service interpretations of the Section 4999 rules, if a termination of employment occurred in connection with a change in control, the severance, other compensation, or benefits payable could be subject to the excise tax depending upon several factors (including the amount of severance, the average compensation of the affected Executive Officer, and the Company's stock price at the time of change in control.)

Employment agreements with our executive officers entered into before 2011 (i.e., those with Dr. Paul and Mr. Zandman) generally provided for Vishay to reimburse such Executive Officers for any excise tax (and any taxes on such reimbursement). Current practice among our peer group companies is to not provide such benefits.  Accordingly, the employment agreements for Ms. Lipcaman and Messrs. Vandoorn, Valletta, Smejkal, Tse, Webster, and Randebrock do not provide such a provision.

In February 2021, Mr. Zandman’s contract was amended. The amendment removes Mr. Zandman’s contractual right to the excise tax gross-up. Under the amendment, if Mr. Zandman would otherwise receive “excess parachute payments”  on a change of control of Vishay, he would receive only whichever of the following two options would yield a greater after-tax benefit to him: (i) accepting all of the intended payments and paying the excise tax personally, or (ii) waiving the payments over the excise tax threshold such that no excise tax is payable.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Compensation Tables	Table of Contents

Impact on Non-qualified Deferred Compensation Balances

As described above, certain Executive Officers participate in a non-qualified deferred compensation plan. All of the Executive Officers have elected to defer such compensation until retirement or termination of employment, at which time the amounts would be paid in a lump sum.

Impact on RSUs

With respect to our Executive Officers, time-based vesting conditions will be deemed satisfied, and performance-based vesting conditions will remain in effect, upon the executive's death, disability, termination without cause, resignation with "good reason," or resignation for any reason following the attainment of age 62 (except where cause exists).  Upon a change in control, all RSUs and PBRSUs will vest (with PBRSUs vesting in full, assuming all performance conditions are met). In the event of voluntary termination by the executive before age 62 (without "good reason") or termination for cause, the executive's outstanding RSUs (including PBRSUs) will be forfeited.  At December 31, 2021, unvested time-vested RSUs and PBRSUs were as follows:

NAME	UNVESTED TIME-VESTED RSUs	UNVESTED PBRSUs
Marc Zandman	51,433	154,300
Dr. Gerald Paul	69,424	208,276
Lori Lipcaman	15,278	28,060
Johan Vandoorn	12,982	24,690
Clarence Tse	11,023	20,385

The table above excludes the 2022 annual grant for the current Executive Officers and includes the RSUs that vested January 1, 2022.

Impact on Phantom Stock Units

Certain executive officers receive an annual grant of 5,000 phantom stock units pursuant to their respective employment agreements.  Additionally, those executives receive dividend equivalents in the form of additional phantom stock units each time the Company pays a dividend on its common stock.  Upon termination of employment, each executive will receive one share of Vishay common stock for each phantom stock unit held.

The table below shows the total phantom stock units held by certain executive officers and the value of the underlying common stock at December 31, 2021:

NAME	PHANTOM STOCK UNITS	VALUE
Marc Zandman	105,813	$2,314,130
Dr. Gerald Paul	105,813	$2,314,130

The table above excludes the 2022 annual grant of 5,000 phantom stock units.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Compensation Tables	Table of Contents

Median Pay Ratio

Since 2017, the Company has disclosed the ratio of the compensation of its CEO to the compensation of its median employee.

The median employee was chosen in 2020 from a population of all global employees, excluding our CEO, as of December 1, 2020.  All employees regardless of full-time, part-time, or seasonal status were included within the sampled population and there were no adjustments or assumptions made with respect to the salaries and wages metric utilized.  Annual salaries and wages were used as the identifying metric for all employees as it is a consistent measure amongst all employees. We have concluded that there has been no change to our employee population or compensation arrangements that would result in a significant change to our pay ratio disclosure. Accordingly, we have used the same median employee in 2021 as we used in 2020.

We determined the median employee's total compensation in accordance with SEC regulations. The total compensation of the median employee was then compared to the total compensation of the CEO. For 2021, the ratio of the CEO total compensation to the median employee total compensation was $8,388,523 : $21,000 or 399 : 1.

2022 Executive Compensation

Base Salaries

The Compensation Committee of the Board of Directors approved the 2022 base salaries for our Executive Officers, as follows:

NAME	2022 BASE SALARY(1)
Marc Zandman	ILS 4,096,583 (approximately $1,270,000)(2)
Dr. Gerald Paul	€1,135,850 (approximately $1,340,000)(3)
Lori Lipcaman	€475,555 (approximately $560,000)(3)
Johan Vandoorn	€534,091 (approximately $630,000)(3)
David Valletta	$582,332
Joel Smejkal	$596,190
Clarence Tse	TWD 20,019,720 (approximately $710,000)(4)
Jeff Webster	ILS 1,689,857 (approximately $520,000)(2)
Andreas Randebrock	€344,801 (approximately $410,000)(3)

(1)	The amounts shown have been converted into U.S. dollars at the weighted average exchange rate for 2021.
(2)	Paid in Israeli shekels.
(3)	Paid in euro.
(4)	Paid in Taiwan dollars.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Compensation Tables	Table of Contents

Long-term Equity Incentives

The employment agreements of the executive officers provide for annual grants of equity-based compensation in the form of RSUs.

The parameters utilized to determine the number of units granted were the same as utilized in 2021, as described on page 34.

The grants for 2022 under these equity compensation arrangements are as follows:

NAME	TIME-VESTED RSUs(1)	PBRSUs(2)	TOTAL
Marc Zandman	18,117	54,353	72,470
Dr. Gerald Paul	23,038	69,113	92,151
Lori Lipcaman	9,002	9,003	18,005
Johan Vandoorn	7,222	7,222	14,444
David Valletta	6,656	6,657	13,313
Joel Smejkal	6,815	6,815	13,630
Clarence Tse	6,531	6,531	13,062
Jeff Webster	4,783	4,783	9,566
Andreas Randebrock	3,730	3,730	7,460

(1)	Vest on January 1, 2025, subject to accelerated vesting upon change in control and certain termination events as further described above.
(2)	Vest at the conclusion of the three-year period if certain defined performance criteria are realized, as determined by the Compensation Committee; subject to accelerated vesting upon change in control and to waiver of service conditions upon certain termination events, as further described above.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Compensation Tables	Table of Contents

Additional Information on Equity Compensation Plans

The following table provides certain information concerning our equity compensation plans as of December 31, 2021.

	NUMBER OF SHARES OF COMMON STOCK TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SHARES OF COMMON STOK REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SHARES REFLECTED IN THE FIRST COLUMN)
Equity compensation plans approved by stockholders (1)

2007 Stock Incentive Program (2)
Restricted Stock Units (3)	877,000	n/a		(2)
Phantom Stock Units (4)	212,000	n/a		(2)
Total 2007 Stock Incentive Program	1,089,000		1,975,000

Total approved by stockholders	1,089,000		1,975,000

Equity compensation plans not approved by stockholders	-		-
Total equity compensation plans	1,089,000		1,975,000

(1)	Additional information about these plans is presented in Note 12 to the Company's consolidated financial statements, which are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2021.

(2)	The 2007 Program provides for the grant of stock options, restricted stock, unrestricted stock, RSUs (including PBRSUs), and phantom stock units. Therefore the shares available for future issuance are presented only in total for the program.

(3)	Each RSU entitles the recipient to receive a share of Vishay common stock. Because these awards have no exercise price, there is no calculation of weighted average exercise price.

(4)	Each phantom stock unit entitles the recipient to receive a share of Vishay common stock at the individual's termination of employment or any other future date specified in the employment agreement. Because these awards have no exercise price, there is no calculation of the weighted average exercise price.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Proposal Three	Table of Contents

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse our pay program for Named Executive Officers by voting for or against the following resolution. This resolution is required pursuant to Section 14A of the Securities Exchange Act. While our Board of Directors intends to carefully consider the stockholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature. Nonetheless, the Compensation Committee and the Board value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions.

As described in the Compensation Discussion and Analysis section of this proxy statement, we believe that our executive compensation program is designed to support the Company's long-term success by achieving the following objectives: attracting and retaining talented senior executives, tying executive pay to Company and individual performance, supporting our annual and long-term business strategies, and aligning executives' interests with those of the stockholders. The Compensation Committee continually reviews the compensation program for our Named Executive Officers to ensure they achieve the desired goals of aligning our executive compensation structure with the interests of our stockholders and current market practices.

Accordingly, the following resolution will be submitted for a stockholder vote at the 2022 Annual Meeting:

"RESOLVED, that the stockholders approve the compensation of the Company's Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in this proxy statement."

The Board of Directors recommends that you vote FOR approval of the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the proxy statement.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Certain Relationships and Related Transactions	Table of Contents

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board has adopted a written Related Party Transaction Policy that governs the review and approval of related party transactions.  Related parties include our directors and executive officers, or any person who is an immediate family member of any director or executive officer; a stockholder owning in excess of 5% of any class of our securities; and any entity in which any of the foregoing is employed or is a partner, principal or owner of a 5% or more ownership interest.  A copy of the Related Party Transaction Policy is available to stockholders on our website and in print upon request.

The Nominating and Corporate Governance Committee has the responsibility of administering the policy.  Members of the Committee may not participate in any review, consideration, or approval of any transaction involving such member, any family member of such member, or any entity with which such member is affiliated.

All transactions with related parties meeting the disclosure thresholds established by the SEC must be approved by the Committee. All new employment relationships with a family member of a director or executive officer must be approved by the Committee.  The Committee also must undertake an annual review of on-going employment relationships of family members of any director or executive officer.

The Committee determines whether or not to approve or ratify a transaction or employment relationship based on all relevant facts and circumstances, including:

•	the extent of the related person's interest in the transaction and the materiality of the transaction to the Company;

•	the benefits to the Company of the transaction;

•	the availability of other sources of comparable products or services; and

•	the commercial reasonableness of the transaction.

The following related party relationships and transactions meet the threshold established by the SEC for disclosure in our annual proxy statement:

Yitzhak Shoshani is the brother of director Ruta Zandman. He is Vice President, General Manager, and a member of the board of directors of Ecomal Israel Ltd., our majority-owned subsidiary which is a distributor of our products mainly in the Israeli market. He also owns 13.3% of the share capital of Ecomal Israel. In 2021, Yitzhak Shoshani's compensation (salary and car allowance) was ILS 456,048 ($141,152). He also received $319,980 in the form of dividends due to the performance of Ecomal Israel in 2021.  Yitzhak Shoshani is retiring as Vice President and General Manager of Ecomal Israel, effective April 23, 2022, but will retain his board position and his ownership interest in the entity.  His retirement benefits are expected to approximate ILS 632,010 (approximately $196,000), plus the release of benefits previously funded under Israeli law.

Roy Shoshani is the brother of director Ziv Shoshani.  He is currently Vice President of Vishay's Integrated Circuits Division and Deputy to the Chief Technical Officer.   In 2021, Mr. Roy Shoshani's compensation (salary, bonus, car and housing allowances) was $660,708.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Certain Relationships and Related Transactions	Table of Contents

Vishay Precision Group, Inc.

On July 6, 2010, Vishay completed the spin-off of Vishay Precision Group, Inc. (VPG) to its stockholders as an independent, publicly-traded company. Prior to July 6, 2010, Vishay Precision Group, Inc. was a wholly-owned subsidiary of the Company.

Following the spin-off, VPG and Vishay operate separately, each as independent public companies. Vishay Intertechnology has no ownership interest in VPG.

However, Ruta Zandman, solely or on a shared basis with Marc Zandman and Ziv Shoshani, all of whom serve on our Board of Directors, control a significant portion of the voting power of both Vishay and VPG. Mrs. Zandman, solely or on a shared basis with Marc Zandman and Ziv Shoshani, controls approximately 42.8% of the voting power of our capital stock and 34.5% of the total voting power of VPG's capital stock. Mr. Zandman, our Executive Chair of the Board and an executive officer of Vishay, serves as the Chair of VPG. Ziv Shoshani, CEO of VPG and a nephew of Mrs. Ruta Zandman, serves as a director of Vishay.

In connection with the completion of the spin-off, on July 6, 2010, Vishay and its subsidiaries entered into several agreements with VPG and its subsidiaries that govern the relationship of the parties following the spin-off. Among the agreements entered into with VPG and its subsidiaries were a trademark license agreement, transition services agreement, several lease agreements, and supply agreements. None of the agreements have had or are expected to have a material impact on Vishay's financial position, results of operations, or liquidity. Some of these agreements have expired and have not been renewed. We believe that the pricing associated with these agreements are equivalent to arms-length transactions between unrelated parties. However, such agreements were negotiated when VPG was still a subsidiary of Vishay Intertechnology. These agreements are described in the section entitled "Certain Relationships and Related Party Transactions," which is incorporated by reference herein, of the registration statement on Form 10 of Vishay Precision Group filed with the SEC on June 22, 2010.

Timothy V. Talbert, a director, is also a member of the Board of Directors of VPG.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | About the Meeting	Table of Contents

ABOUT THE MEETING

Why did I receive these materials?

We hold a meeting of stockholders annually.  This year's meeting will be held virtually on May 24, 2022 via live webcast.  There will be several items of business that must be voted on by our stockholders during the meeting, and our Board of Directors is seeking your proxy to vote on these items.  This proxy statement contains important information about Vishay Intertechnology, Inc. and the matters that will be voted on at the meeting.  Please read these materials carefully so that you have the information you need to make informed decisions.

What is a proxy?

A proxy is your legal designation of another person to vote the shares of stock that you own. The person you designate to vote your shares is also called a proxy.  When you submit a proxy, the people named on the proxy card are required to vote your shares during the annual meeting in the manner you have instructed.

What is the record date and why is it important?

The record date is the date used by our Board of Directors to determine which stockholders are entitled to receive notice of, and vote on the items presented during the annual meeting. Our Board established March 28, 2022 as the record date for the 2022 annual meeting.

What is the difference between "Stockholders of Record" and "Beneficial Owners"?

If your shares are registered directly in your name with Vishay's transfer agent, you are considered, with respect to those shares, the "Stockholder of Record." The proxy statement, annual report and proxy card have been sent directly to you by Vishay.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "Beneficial Owner" of shares held in street name. This proxy statement and annual report have been forwarded to you by your broker, bank, or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting.

May I attend the annual meeting? What do I need in order to attend the meeting?

The annual meeting will be conducted completely online via the internet. Stockholders may attend and participate in the meeting by visiting www.virtualshareholdermeeting.com/VSH2022. To access the annual meeting, you will need the 16 digit control number included on your Notice, on your proxy card or on your voting instruction form.

What proposals will I be voting on and how does the Board of Directors recommend I vote?

The Board of Directors' recommendations are set forth together with the description of each proposal in this proxy statement.  In summary, the Board of Directors recommends a vote:

•	FOR ALL the nominees for election as Class I (terms expiring 2025) directors (see Proposal One);

•	FOR the ratification of Ernst & Young as our independent registered public accounting firm (see Proposal Two); and

•	FOR the advisory approval of executive compensation (see Proposal Three).

Does Vishay have more than one class of stock outstanding?

We have two classes of stock outstanding, common stock and Class B common stock.  Our stockholders approved our two class structure in 1987.  On the record date, there were 132,487,282 shares of common stock (excluding treasury shares) and 12,097,148 shares of Class B common stock outstanding and entitled to vote. Shares of treasury stock are not entitled to vote at the Annual Meeting.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | About the Meeting	Table of Contents

What are the voting rights of each class of stock?

Each share of common stock will be entitled to one vote and each share of Class B common stock will be entitled to 10 votes with respect to each matter to be voted on at the annual meeting.

A list of stockholders entitled to vote at the Annual Meeting will be available for examination by Vishay's stockholders during ordinary business hours for a period of ten days prior to the annual meeting at the Company's headquarters, 63 Lancaster Avenue, Malvern, PA 19355. A stockholder list will also be available for examination during the annual meeting.

What constitutes a quorum?

A quorum is the minimum number of votes required to be present for the annual meeting to conduct business.  As set forth in Vishay's Bylaws, the holders of a majority of the votes represented by the outstanding shares of common stock and Class B common stock, voting together as a single class, present in person or represented by proxy, will constitute a quorum for the transaction of business for the annual meeting.

How are abstentions and broker non-votes considered?

Shares represented by proxies that are properly marked "ABSTAIN" will be counted for purposes of determining the presence of a quorum for the annual meeting.  Abstentions are not regarded as voted shares and will have no effect on the election of directors under Proposal One or on the votes with respect to Proposals Two and Three.

Brokers holding shares for beneficial owners in street name must vote those shares according to specific instructions they receive from the beneficial owners.  If instructions are not received, brokers may only vote the shares, in their discretion, on matters for which they are not precluded from exercising their discretion by the rules of the NYSE.  Under the NYSE rules, a broker is permitted to vote shares on routine matters, which include ratifying the appointment of independent auditors but do not include the election of directors or stockholder proposals.  Accordingly, brokers may vote in their discretion only on Proposal Two.

A broker "non-vote" occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.  Broker non-votes will be counted in determining whether there is a quorum at the annual meeting but will not be regarded as voted shares.   Because the Company has a plurality voting standard for the election of directors, and because the other proposal will be determined by a majority of votes cast, broker non-votes will have no effect on the outcome of the vote on any of the proposals.

What vote is required to approve each proposal?

Assuming a quorum is present, the vote required and method of calculation for the proposals to be considered at the annual meeting are as follows:

•
Proposal One. The election of four directors to hold office for terms of three years, or until their successors are duly elected and qualified requires a plurality of the votes of the shares of common stock and Class B common stock, voting together as a single class, present in person or presented by proxy and voted on the election of directors.

•
Proposal Two. The ratification of the appointment of Ernst & Young LLP as Vishay's independent registered public accounting firm for the year ending December 31, 2022 requires a majority of the votes of the shares of common stock and Class B common stock, voting together as a single class, present in person or represented by proxy and voted on the ratification of the appointment of Ernst & Young LLP.

•	Proposal Three. The advisory approval of the compensation of the Company's executive officers as disclosed in the "Compensation and Discussion Analysis" section of this proxy statement requires a majority of the votes of the shares of common stock and Class B common stock, voting together as a single class, present in person or represented by proxy and voted on the advisory approval of the compensation of the Company's executive officers.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | About the Meeting	Table of Contents

Who paid to send me the proxy materials?

The cost of solicitation of proxies will be borne by Vishay.  The Board of Directors may use the services of Vishay's directors, officers and other regular employees to solicit proxies personally or by telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the shares held of record by such fiduciaries, and Vishay will reimburse them for the reasonable expenses incurred by them in so doing.

Vishay is required to make these materials available to you.  SEC rules require that we mail a notice to our stockholders advising that our proxy statement, annual report to stockholders, electronic proxy card, and related materials are available for viewing, free of charge, on the Internet. Stockholders may then access these materials and vote over the Internet or request delivery of a full set of materials by mail or email. We have elected to utilize this process for the 2022 Annual Meeting. We intend to begin mailing the required notice, called Notice of Internet Availability of Proxy Materials, to stockholders on or about April 4, 2022. The proxy materials will be posted on the Internet, at ir.Vishay.com, no later than the day we begin mailing the Notice.

These rules give us the opportunity to serve you more efficiently by making the proxy materials available quickly online and reducing costs associated with printing and postage.  If you receive a Notice, you will not receive a paper or electronic copy of the proxy materials unless you request one, using the procedure described in the Notice and on Vishay's investor relations website. You may also elect to receive the Notice for future meetings electronically, which will save Vishay printing and mailing costs, by registering for this program at www.icsdelivery.com/vsh or by contacting your broker.

How do I vote my shares? Can I vote electronically?

If you are a holder of record of our common stock as of the record date, there are four ways to vote:

•
If you elected to receive hardcopy proxy materials, please complete, date, and sign the proxy card included in the materials sent to you and return it without delay in the provided envelope, which requires no additional postage if mailed in the United States.

•
If you are enrolled in our electronic proxy materials delivery service and received these proxy materials via the Internet, you will need to follow the procedures for online voting in order to vote your shares.

•	You can vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week, and following the instructions on your proxy card.

•	You may also vote during the live webcast of the annual meeting at www.virtualshareholdermeeting.com/VSH2022.

The shares represented by your proxy will be voted as directed with respect to each of the proposals set forth in the proxy statement, OR, if no direction is indicated, at the recommendations of the Board of Directors.

You may either vote "FOR ALL" or "WITHHOLD" your vote for the election of the nominees as directors under Proposal One, or you may vote for only some of the nominees. You may vote "FOR," "AGAINST" or "ABSTAIN" on Proposals Two and Three.

Whether or not you plan to participate in the meeting, we strongly encourage you to vote by proxy prior to the meeting.

If your shares are held in a stock brokerage account or by a bank or other nominee, you must follow the instructions provided by your broker, bank, or nominee on how to vote your proxy.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | About the Meeting	Table of Contents

Can I change my vote after I return my proxy card?

Yes.  You may revoke your proxy at any time before it is voted at the annual meeting. In order to revoke your proxy, you may either:

•	sign and timely return another proxy card bearing a later date;
•	provide written notice of the revocation to Vishay's Corporate Secretary; or
•	by voting online during the meeting.

If your shares are held in a stock brokerage account or by a bank or other nominee, you must follow the instructions provided by your broker, bank, or nominee on how to revoke your proxy.

What will happen if I provide my proxy but do not vote on a proposal?

You should provide voting instructions for all proposals appearing on the proxy card. The persons named as proxies on the proxy card will vote your shares according to your instructions. However, if you fail to provide instructions on how you want your shares to be voted, properly signed and dated proxies will be voted in accordance with the recommendation of the Board of Directors.

What will happen if I do not provide my proxy?

If you are a stockholder of record, your shares will not be voted.

If you are the beneficial owner of shares held in street name, your broker, bank, or other holder of record might be authorized to vote your shares on certain routine matters. The NYSE considers the ratification of the independent registered public accounting firm to be a routine matter.  On routine matters, your broker or nominee can vote your street name shares even though you have not provided voting instructions, or chose not to vote your shares on those matters.

Who will verify the election results?

Vishay will appoint an inspector who will ascertain the number of shares outstanding and the voting powers of each, determine the shares represented at the annual meeting and the validity of the proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determinations by such inspector, and certify a determination of the number of shares represented at the annual meeting and his or her count of all votes and ballots.

Are there any stockholders who own more than 5% of Vishay's shares or voting power?

Ruta Zandman controls, solely or on a shared basis with Marc Zandman and Ziv Shoshani, approximately 42.8% of the total voting power of our capital stock; Marc Zandman controls, solely or on a shared basis with Ruta Zandman and Ziv Shoshani, approximately 34.0% of the total voting power of our capital stock; and Ziv Shoshani controls, solely or on a shared basis with Ruta Zandman and Marc Zandman, approximately 34.0% of the total voting power of our capital stock.  They intend to vote FOR ALL nominees and FOR Proposals Two and Three.

According to filings made with the Securities and Exchange Commission ("SEC"), each of BlackRock, Inc.; The Vanguard Group; Dimensional Fund Advisors LP; and DNB Asset Management AS are deemed to own greater than 5% of Vishay's outstanding common stock.  Additionally, Deborah Larkin, a private stockholder, owns greater than 5% of our Class B common stock.  See "Security Ownership of Certain Beneficial Owners and Management" for more information.  BlackRock, Inc.; The Vanguard Group; Dimensional Fund Advisors LP; DNB Asset Management AS and Ms. Larkin have not indicated their intentions to Vishay regarding matters to be voted on at the annual meeting.

Vishay Intertechnology, Inc. | 2022 Proxy Statement

2022 Proxy Statement | Other Matters	Table of Contents

OTHER MATTERS

This proxy statement includes all of the business that the Board of Directors intends to present at the annual meeting.  The Board of Directors is not aware of any other matters proposed to be presented at the meeting.  If any other matter or matters are properly brought before the annual meeting or any adjournment thereof, it is the intention of the person named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

AVAILABILITY OF ANNUAL REPORT AND FORM 10‑K TO STOCKHOLDERS

Our Annual Report to Stockholders for the year ended December 31, 2021 accompanies this proxy statement.  Vishay will provide to any stockholder, upon written request and without charge, a copy of our most recent Annual Report on Form 10-K, including the financial statements, as filed with the Securities and Exchange Commission.  All requests for such reports should be directed to Investor Relations, Vishay Intertechnology, Inc., 63 Lancaster Avenue, Malvern, PA 19355, telephone number (610) 644‑1300.  A copy of our Annual Report to Stockholders and our Annual Report on Form 10-K are also available on our investor relations website at ir.vishay.com.

STOCKHOLDER PROPOSALS FOR 2023 ANNUAL MEETING

Under SEC rules, if a stockholder wants us to include a proposal in our proxy materials for the 2023 annual meeting, a stockholder proposal must comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission and be received by our Corporate Secretary by the close of business on December 5, 2022.

The form of proxy issued with our 2023 proxy statement will confer discretionary authority to vote for or against any proposal made by a stockholder at our 2023 annual meeting and which is not included in our proxy statement. However, such discretionary authority is not permitted to be exercised if the stockholder proponent has given notice to our Corporate Secretary of such proposal before February 18, 2023 and certain other conditions provided for in the SEC's rules have been satisfied.

By Order of the Board of Directors,

Peter Henrici
Corporate Secretary

April 4, 2022

Vishay Intertechnology, Inc. | 2022 Proxy Statement

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 23, 2022 for shares held directly and by 11:59 P.M. Eastern Time on May 19, 2022 for shares held in a stock brokerage account or by a bank or other nominee. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VISHAY INTERTECHNOLOGY, INC. 59 MAIDEN LANE NEW YORK, NY 10038
During The Meeting - Go to www.virtualshareholdermeeting.com/VSH2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 23, 2022 for shares held directly and by 11:59 P.M. Eastern Time on May 19, 2020 for shares held in a stock brokerage account or by a bank or other nominee. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	D69500-P68329	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

VISHAY INTERTECHNOLOGY, INC. The Board of Directors recommends that you vote FOR ALL of the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors Nominees for 3-year terms 01) Dr. Gerald Paul 02) Dr. Renee B. Booth 03) Dr. Michiko Kurahashi 04) Timothy V. Talbert	○	○	○

The Board of Directors recommends you vote FOR the following proposals:					For	Against	Abstain

2.	To ratify the appointment of Ernst & Young LLP as Vishay's independent registered public accounting firm for the year ending December 31, 2022.				○	○	○

3.	The advisory approval of the compensation of the Company's executive officers.				○	○	○

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please email your address changes or comments to: Investor@vishay.com

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held May 24, 2022.

The following materials, also included with this Notice, are available for view on the Internet:

Proxy Statement for the 2022 Annual Meeting of Stockholders

2021 Annual Report to Stockholders

To view these materials, visit http://ir.vishay.com

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

VISHAY INTERTECHNOLOGY, INC.
2022 Annual Meeting of Stockholders

The undersigned hereby appoints Marc Zandman, Dr. Gerald Paul, and Lori Lipcaman, and each of them acting individually, with full power of substitution, to vote all shares of common stock and Class B common stock of Vishay Intertechnology, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Vishay Intertechnology, Inc. to be held virtually at www.virtualshareholdermeeting.com/VSH2022, at 9:00 a.m., U.S. eastern time, on Tuesday, May 24, 2022, and at any adjournment thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as indicated on the reverse side:

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be dated and signed on the other side.)